                                                                        EX-10.29

                              AMENDED AND RESTATED            [LOGO OF FINOVA
                                MASTER LOAN AND             FINANCIAL INNOVATORS
                               SECURITY AGREEMENT               APPEARS HERE]



                               Primary Borrower:

                              Sunterra Corporation
                                   95-4582157
                      Federal Employee Identification No.


                             1781 Park Center Drive
                            Orlando, Florida  32835


                                  $75,000,000

                                 March __, 2000


                                 RESORT FINANCE

                               TABLE OF CONTENTS

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                                                                                       Page
                                                                                       ----

1.   DEFINITIONS.......................................................................   1

2.   LOAN COMMITMENT; USE OF PROCEEDS..................................................   7
     2.1  Inventory Loan Commitment; Determination of Advance Amounts..................   7
     2.2  Inventory Loan Revolver......................................................   7
     2.3  Continuation of Obligations Throughout Term..................................   7
     2.4  Use of Advances..............................................................   8
     2.5  Repayment of Inventory Loan..................................................   8
     2.6  Interest.....................................................................   8
     2.7  Inventory Loan Required Payments.............................................   8
     2.8  Prepayment...................................................................   9
     2.9  Loan Fee; Custodial Fee; Availability Fee....................................   9
     2.10 Application of Proceeds of Collateral and Payments...........................  10
     2.11 Borrower's Unconditional Obligation to Make Payments.........................  10

3.   SECURITY..........................................................................  10
     3.1  Grant of Security Interest in Collateral.....................................  10
     3.2  Ineligible Inventory.........................................................  10
     3.3  Borrowing Base Reporting.....................................................  11
     3.4  Maintenance of Security......................................................  11

4.   CONDITIONS PRECEDENT TO ADVANCES; MINIMUM AMOUNT AND MAXIMUM
     FREQUENCY OF ADVANCES; METHOD OF DISBURSEMENT.....................................  11
     4.1  Delivery of Loan Documents and Due Diligence Items Prior to Initial Advance..  12
     4.2  Additional Conditions Precedent for Subsequent Advances......................  14
     4.3  General Conditions Precedent to All Advances.................................  14
     4.4  Conditions Satisfied at Borrower's Expense...................................  15
     4.5  Minimum Amount and Maximum Frequency of Advances.............................  15
     4.6  Disbursement of Advances.....................................................  15
     4.7  No Waiver....................................................................  15

5.   BORROWER'S REPRESENTATIONS AND WARRANTIES.........................................  15
     5.1  Good Standing................................................................  15
     5.2  Power and Authority; Enforceability..........................................  15
     5.3  Borrower's Principal Place of Business.......................................  15
     5.4  No Litigation................................................................  15
     5.5  Compliance with Legal Requirements...........................................  15
     5.6  No Misrepresentations........................................................  16
     5.7  No Default for Third Party Obligations.......................................  16
     5.8  Payment of Taxes and Other Impositions.......................................  16
     5.9  Sales Activities.............................................................  16
     5.10 Time-Share Interest Not a Security...........................................  16
     5.11 Zoning Compliance............................................................  16
     5.12 Eligible Inventory...........................................................  16
     5.13 Association; Assessments and Reserves........................................  16
     5.14 Title to and Maintenance of Common Areas and Amenities.......................  16
     5.15 Year 2000....................................................................  17
     5.16 Survival and Additional Representations and Warranties.......................  17

6.   BORROWER'S COVENANTS..............................................................  17
     6.1  Borrower's Affirmative Covenants.............................................  17

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
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
     6.2  Borrower's Negative Covenants................................................  21
     6.3  Survival of Covenants........................................................  22

7.   DEFAULT...........................................................................  22
     7.1  Events of Default............................................................  22
     7.2  Remedies.....................................................................  24
     7.3  Application of Proceeds During an Event of Default...........................  24
     7.4  Uniform Commercial Remedies; Sale; Assembly of Collateral....................  24
     7.5  Application of Proceeds......................................................  24
     7.6  Lender's Right to Perform....................................................  25
     7.7  Non-Exclusive Remedies.......................................................  25
     7.8  Waiver of Marshalling........................................................  25
     7.9  Attorney-in-Fact.............................................................  25

8.   COSTS AND EXPENSES; INDEMNIFICATION...............................................  25
     8.1  Costs and Expenses...........................................................  25
     8.2  Indemnification..............................................................  25

9.   CONSTRUCTION AND GENERAL TERMS....................................................  26
     9.1  Payment Location.............................................................  26
     9.2  Entire Agreement.............................................................  26
     9.3  Powers Coupled with an Interest..............................................  26
     9.4  Counterparts.................................................................  26
     9.5  Notices......................................................................  26
     9.6  Successors and Assigns.......................................................  26
     9.7  Severability.................................................................  26
     9.8  Time of Essence..............................................................  27
     9.9  Miscellaneous................................................................  27
     9.10 CHOICE OF LAW................................................................  27
     9.11 CHOICE OF JURISDICTION; WAIVER OF VENUE......................................  27
     9.12 WAIVER OF JURY TRIAL.........................................................  27
     9.13 INDUCEMENT TO LENDER.........................................................  27
     9.14 Compliance With Applicable Usury Law.........................................  27
     9.15 NO RELATIONSHIP WITH PURCHASERS..............................................  27
     9.16 NO JOINT VENTURE.............................................................  28
     9.17 Standards Applied to Lender's Actions........................................  28
     9.18 Meaning of Subordination.....................................................  28
     9.19 Scope of Reimbursable Attorney's Fees........................................  28
     9.20 Publicity....................................................................  28
     9.21 Permitted Contests...........................................................  28
     9.22 Reliance.....................................................................  28

     Schedule of Additional Terms......................................................  33
          Exhibit A - Conditions of Eligible Inventory.................................  35
          Exhibit B - Permitted Encumbrances...........................................  37
          Exhibit C - Borrower's Certificate...........................................  38
          Exhibit D - (NOT USED).......................................................
          Exhibit E - Additional Conditions to Inventory Loan Advances.................  39
          Exhibit E-1 - Request for Inventory Loan Advance and Certification...........  40


     This AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT is entered into for good and valuable consideration, by and between FINOVA CAPITAL CORPORATION, a Delaware corporation, and SUNTERRA CORPORATION, a Maryland corporation (referred to herein as the "Primary Borrower"), together with those
                                        ----------------
business organizations which are affiliated with Primary Borrower and which either join in the execution of this Agreement below as a "Borrower" or subsequently join in this Agreement as a "Borrower" hereunder pursuant to an Assumption Agreement in form and substance satisfactory to Lender (all such persons being collectively referred to herein as "Borrowers"). This Amended and
                                                  ---------
Restated Master Loan and Security Agreement amends and restates that certain Master Loan and Security Agreement dated September 30, 1999 previously entered into between Lender, Primary Borrower, and certain Subsidiary Borrowers (herein, the "Original Loan Agreement"). As of the Effective Date (defined below), this
     -----------------------
Agreement shall supercede and replace the Original Loan Agreement in its entirety.

1.   DEFINITIONS

     As used in this Agreement and the other Loan Documents unless otherwise expressly indicated in this Agreement or the other Loan Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined)

     "Access Agreement":  that certain Agreement Regarding Access to Club
      ----------------
Sunterra dated as of September 30, 1999 by and among Primary Borrower, Lender, and Club Sunterra, Inc., a Florida corporation and wholly owned subsidiary of Primary Borrower.

     "Advance":  an advance of the proceeds of the Inventory Loan by Lender to,
      -------
or on behalf of, Borrower in accordance with the terms and conditions of this Agreement.

     "Affiliate":  with respect to any individual or entity, any other
      ---------
individual or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such individual or entity.

     "Agreement":  this Amended and Restated Master Loan and Security Agreement,
      ---------
as it may be from time to time renewed, amended, restated or replaced.

     "Applicable Usury Law":  the usury law chosen by the parties pursuant to
      --------------------
the terms of paragraph 9.10 or such other usury law which is applicable if such
             --------------
usury law is not.

     "Approved Alternative Interest":  any ownership right to a dwelling space
      -----------------------------
in a parcel of real property owned by Primary Borrower or any Subsidiary Borrower which rights have yet to be included within an established Time-Share Program pursuant to a Time-Share Declaration, but which Lender has approved as Eligible Completed Project Inventory for inclusion as part of either Borrowing Base hereunder. As of the Closing Date, Lender agreed that the seventy-five
(75) Units located in the Villas de Santa Fe Time-Share Project, Santa Fe, New Mexico, which is owned by Primary Borrower, but which Units have not yet been converted into Time-Share Interests, shall constitute Approved Alternative Interests, and Primary Borrower contributed such Approved Alternative Interests to the Primary Borrowing Base.

     "Articles of Organization":  the charter, articles, operating agreement,
      ------------------------
joint venture agreement, partnership agreement, by-laws and any other written documents evidencing the formation, organization, governance and continuing existence of an entity.

     "Basic Interest":  the meaning given to it in paragraph 2.6.
      --------------                               -------------

     "Borrower or Borrowers": means Primary Borrower, together with each
      ---------------------
Subsidiary Borrower, as the same exist from time to time, and subject to the restrictions on assignment and transfer contained in this Agreement, the successors and assigns of each such Person.

     "Borrowing Base":  means, as the context requires, either the Primary
      --------------
Borrowing Base or the Supplemental Borrowing Base.

     "Borrowing Base Report":  the same meaning given to it in paragraph 3.3.
      ---------------------                                    -------------

     "Borrowing Base Shortfall":  at any time, the amount by which the unpaid
      ------------------------
principal balance of the Inventory Loan exceeds the Primary Borrowing Base.

     "Borrowing Term":  the period commencing on the date of this Agreement and
      --------------
ending on the Maturity Date.

     "Business Day":  any day other than a Saturday, a Sunday, a national
      ------------
holiday or a day on which banks in Phoenix, Arizona are required to be closed.

     "CILP Assignment":  a written assignment to be executed and delivered to
      ---------------
Lender by Borrower and creating in favor of Lender a perfected, direct collateral assignment of the Contracts, Intangibles, Licenses and Permits in order to facilitate Performance of the Obligations, as it may be from time to time renewed, amended, restated or replaced.

     "Collateral":  collectively, (a) the Inventory; (b) the Insurance Policies;
      ----------
(c) all Borrower's rights under all escrow agreements and accounts pertaining to any of the foregoing; (d) the furniture, fixtures and equipment located in the Units to which the Completed Project Inventory relates, to the extent that any Borrower has rights in such furniture, fixtures or equipment; and (e) any and all other property now or hereafter serving as security for the Performance of the Obligations, and all products and proceeds thereof.

     "Completed Project Borrowing Base":  an amount equal to twenty-five percent
      --------------------------------
(25%) of the Retail Value of the Eligible Completed Project Inventory.

     "Completed Project Inventory":  collectively, all unsold Time-Share
      ---------------------------
Interests, together with any unsold Approved Alternative Interests which may then exist, but as to either unsold Time-Share Interests or unsold Approved Alternative Interest, solely to the extent that such interests have been encumbered by Lender pursuant to a Mortgage.

     "Contracts, Intangibles, Licenses, Permits":  all contracts, licenses,
      -----------------------------------------
permits, plans and other intangibles in which Borrower now or hereafter has rights (but only to the extent Borrower has rights in any such items and to the extent such items primarily pertain to one or more of the Projects) and are now or hereafter either (i) used in connection with the marketing and sale of Completed Project Inventory and the management and/or operation of the Time-Share Projects in which the Completed Project Inventory is situated or (ii) related to the construction or renovation of any Project Inventory Under Construction, including without limitation all agreements between the applicable Borrower and any architect, engineer, or general contractor engaged in the design or construction of the applicable improvements.

     "Construction Reserve":  with respect to any Project Inventory Under
      --------------------
Construction, a reserve against borrowing availability hereunder, in an amount equal to the amount of any mechanics', materialmen's, or other artisan's liens which may at any time be outstanding against the applicable Project and as to which Borrowers have not satisfied the requirements of paragraph 6.1(e) hereof.
                                                       ----------------

     "Default Rate":  the per annum rate of interest identified in the Schedule
      ------------
as the Default Rate.

     "Designated Supplemental Collateral":  means those Projects which, at any
      ----------------------------------
given time, have been designated by the applicable Borrower as intended to satisfy the Supplemental Borrowing Base requirement of paragraph 2.1(b).
                                                       ----------------

     "Effective Date":  means the date upon which this Agreement has been
      ---------------
executed and delivered by all parties hereto.

     "Eligible Completed Project Inventory":  all Completed Project Inventory
      ------------------------------------
which conforms to the standards set forth in Exhibit A.  Unsold Completed
                                             ---------
Project Inventory that has qualified as Eligible Completed Project Inventory shall cease to be Eligible Completed Project Inventory upon the date such Inventory fails to continue to conform to the standards set forth in Exhibit A.
                                                                     ---------

     "Eligible Inventory":  means, collectively, all Eligible Completed Project
      ------------------
Inventory, all Eligible Project Inventory Under Construction, and all Land Inventory.

     "Eligible Project Inventory Under Construction":  all Project Inventory
      ---------------------------------------------
Under Construction which conforms to the standards set forth in Exhibit F.
                                                                ---------
Project Inventory Under Construction which at any time conforms to the standards set forth in Exhibit A, and therefore qualifies as Eligible Completed Project
             ---------
Inventory, shall cease to be treated as Eligible Project Inventory Under Construction, and shall thereafter be treated as Eligible Completed Project Inventory. Any Eligible Project Inventory Under Construction which fails to conform to the standards set forth in Exhibit F shall, on the date such
                                      ---------
Inventory fails to so conform, cease to qualify as Eligible Project Inventory Under Construction.

     "Environmental Certificate":  an environmental certificate executed and
      -------------------------
delivered to Lender by Borrower and such other persons as Lender may require, as it may be from time to time renewed, amended, restated or replaced.

     "Event of Default":  the meaning set forth in paragraph 7.1.
      ----------------                             -------------

     "GAAP":  means generally accepted accounting principles in the United
      ----
States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for the financial covenants set forth in this Agreement, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to FINOVA prior to the date hereof. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, or shall be recommended by Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof as contemplated by this Agreement at the time of execution hereof, then in such event such changes shall be followed in defining such accounting terms, and Borrower and Lender shall use reasonable good faith efforts to agree upon an appropriate amendment to this Agreement to reflect the original intent of such terms in light of such changes, whereupon such new accounting terms shall apply.

     "Impositions":  all real estate, personal property, excise, privilege,
      -----------
transaction, documentary stamp and other taxes, charges, assessments and levies (including non-governmental assessments and levies such as maintenance charges, association dues and assessments under private covenants, conditions and restrictions) and any interest, costs, fines or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed.

     "Incipient Default":  an event which after notice and/or lapse of time
      -----------------
would constitute an Event of Default.

     "Initial Maximum Inventory Loan Amount":  means the Maximum Inventory Loan
      -------------------------------------
Amount permitted as of the Effective Date.

     "Installment Date":  the meaning given to it in paragraph 2.7.
      ----------------                               -------------

     "Insurance Policies":  the insurance policies that Borrower is required to
      ------------------
maintain and deliver pursuant to paragraph 6.1(c).
                                 ----------------

     "Interest Period":  shall mean a thirty (30) day period commencing on each
      ---------------
Interest Rate Determination Date.

     "Interest Rate Determination Date":  shall mean the first Business Day of
      --------------------------------
each calendar month.

     "Inventory":  collectively, all Completed Project Inventory, all Project
      ---------
Inventory Under Construction and all Land Inventory which may then exist, including any such Inventory which constitutes Designated Supplemental Collateral.

     "Inventory Loan":  the revolving line of credit loan made pursuant to
      --------------
Article 2.
---------

     "Land Borrowing Base":  an amount equal to twenty-five percent (25%) of the
      -------------------
applicable Borrower's total funds invested (as determined by Lender in its sole discretion) with respect to all Land Inventory.

     "Land Inventory":  all undeveloped real estate owned by any Borrower, to
      --------------
the extent such Borrower has encumbered such real estate in favor of Lender pursuant to a Mortgage.

     "Legal Requirements":  (a) all present and future judicial decisions,
      ------------------
statutes, regulations, permits or certificates of any governmental authority in any way applicable to Borrower or its property; and (b) all material contracts or agreements (written or oral) by which Borrower or its property is bound or, if compliance therewith would otherwise be in conflict with any of the Loan Documents, by which Borrower or its property becomes bound with Lender's prior written consent.

     "Lender":  FINOVA Capital Corporation, a Delaware corporation, and its
      ------
successors and assigns.

     "LIBO Adjusted Rate":  shall mean the rate per annum determined by Lender
      ------------------
by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of one percent) (i) the per annum rate of interest at which deposits in U.S. Dollars in an amount substantially equal to the outstanding balance of the Inventory Loan and having a maturity comparable to the Interest Period are offered by Citibank, N.A. or its affiliates in the London interbank market at approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date, by (ii) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the applicable Interest Rate Determination Date (including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such board) which are required to be maintained by Lender.

     "LIBO Rate":  shall mean the per annum rate of interest which is ordinarily
      ---------
reported on page 3750 of the Telerate Matrix (in U.S. Dollars) that will be paid for a deposit, in immediately available funds, of a principal amount substantially equal to the outstanding balance of the Inventory Loan and having a maturity comparable to the Interest Period; provided, however, if, for whatever reason, Lender shall be unable to ascertain the LIBO Rate pursuant to the preceding provisions, the LIBO Rate in such circumstances shall, for the Interest Period in question, be the LIBO Adjusted Rate.

     "Loan Documents":  this Agreement, the Master Note, the Subsidiary Notes,
      --------------
the Environmental Certificate, the Access Agreement, the Security Documents, and all other documents now or hereafter executed in connection with the Inventory Loan, as they may be from time to time renewed, amended, restated or replaced, together with such additional documents as Lender may require to amend those Loan Documents previously executed and delivered in connection with the Original Loan Agreement or any Project contributed to the Primary Borrowing Base prior to the Effective Date.

     "Loan Fee":  the amount identified in the Schedule as the Loan Fee.
      --------

     "Master Note":  the Amended and Restated Master Promissory Note to be made
      -----------
and delivered by Primary Borrower to Lender pursuant to paragraph 4.1, having a
                                                        -------------
face amount equal to the Initial Maximum Inventory Loan Amount, dated as of even date herewith, and made payable to Lender to evidence the Inventory

Loan, as it may be from time to time renewed, amended, restated or replaced, together with any allonges thereto.

     "Material Adverse Effect":  shall mean a material adverse effect on (a) the
      -----------------------
business, financial condition, or operations of (i) Primary Borrower individually or (ii) all Subsidiary Borrowers collectively, (b) the ability of
(i) Primary Borrower individually or (ii) all Subsidiary Borrowers collectively, to Perform their Obligations to Lender, (c) one or more Projects which, in the aggregate, have contributed at least fifteen percent (15%) of the total Eligible Inventory constituting the Primary Borrowing Base, (d) one or more Projects which, in the aggregate, have contributed at least twenty-five percent (25%) of the total Eligible Inventory constituting the Supplemental Borrowing Base, or
(e) the Collateral. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding the fact that such event does not of
                                                                             --
itself have such effect, a Material Adverse Effect shall be deemed to have
------
occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect. The foregoing notwithstanding, no Material Adverse Effect shall be deemed to have occurred due to a reduction of either Borrowing Base resulting from either a revaluation of any Collateral or from any Eligible Completed Project Inventory or Eligible Project Inventory Under Construction having become ineligible unless Borrowers have failed to provide substitute Collateral sufficient to remedy any resulting Borrowing Base Shortfall or to restore the Supplemental Borrowing Base Maintenance Requirement on or before the date which is ten (10) Business Days following the earlier of (x) the date Borrowers submit a Borrowing Base Report disclosing any Borrowing Base Shortfall or any failure to have maintained the Supplemental Borrowing Base Maintenance Requirement, or (y) the date upon which Lender notifies Borrower that such an adverse change has occurred.

     "Maturity Date":  the date (or if not a Business Day, the first Business
      -------------
Day thereafter) which is identified in the Schedule as the Maturity Date.

     "Maximum Inventory Loan Amount":  the amount identified in the Schedule as
      -----------------------------
the Maximum Inventory Loan Amount.

     "Measuring Date":  means the first Business Day of each calendar month
      --------------
during the Term.

     "Minimum Opinion Matters":  due organization and good standing of Borrower
      -----------------------
and (if any) other sureties for the Performance of the Obligations who are not natural persons; due authorization, execution and delivery of the Loan Documents; enforceability of the Loan Documents (including choice of law provisions); compliance of the Inventory Loan with usury laws; the absence of conflict between the Loan Documents and its Articles of Organization and Legal Requirements; compliance by Borrower with applicable laws (other than with respect to instances of noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect); compliance of the Time-Share Program Governing Documents and Time-Share Program Consumer Documents with applicable laws; and proper perfection of the required liens and security interests.

     "Minimum Required Approvals":  with respect to the particular Project
      --------------------------
involved, either the Minimum Required Construction Approvals or the Minimum Required Time-Share Approvals, whichever is applicable.

     "Minimum Required Construction Approvals":  all regulatory approvals
      ---------------------------------------
required for any Borrower to engage in the creation of improvements upon real property, whether related to new construction, the addition to or renovation of existing improvements or otherwise, including without limitation all necessary zoning approvals, building permits, demolition permits, or any other approval necessary to be in compliance with applicable law.

     "Minimum Required Time-Share Approvals":  all registrations/consents to
      -------------------------------------
sell and all final subdivision public reports/public offering statements/prospectus, as applicable.

     "Mortgage":  a mortgage/deed of trust/deed to secure debt recorded against
      --------
the Inventory in a given Project (or other form of development), as it may be from time to time renewed, amended, restated or replaced.

     "Notes":  means, collectively, the Master Note and each of the Subsidiary
      -----
Notes.

     "Obligations":  all obligations, agreements, duties, covenants and
      -----------
conditions of Borrower to Lender which Borrower is now or hereafter required to Perform under the Loan Documents.

     "Performance" or "Perform":  full, timely and faithful performance.
      ------------------------

     "Permitted Debt":  the meaning given to it in paragraph 6.2(b).
      --------------                               ----------------

     "Permitted Encumbrances":  the rights, restrictions, reservations,
      ----------------------
encumbrances, easements and liens of record which Lender has agreed to accept, as set forth in an exhibit which shall be attached to each Mortgage prior to the time such Mortgage is recorded.

     "Prepayment Premium":  has the meaning given to it in paragraph 2.8.
      ------------------                                   -------------

     "Primary Borrower":  Sunterra Corporation, a Maryland corporation.
      ----------------

     "Primary Borrowing Base":  the sum of the Completed Project Borrowing Base,
      ----------------------
the Project Under Construction Borrowing Base and the Land Borrowing Base, as determined from time to time; provided that no Designated Supplemental
                              --------
Collateral shall be included in the calculation of the Primary Borrowing Base;

less, any applicable Construction Reserve.
----

     "Principal Reduction Date":  means each of December 29, 2000 and June 29,
      ------------------------
2001, at which times the permitted Maximum Inventory Loan Amount is reduced in accordance with the Schedule attached to this Agreement.

     "Project":  shall mean, individually and collectively, as the context
      -------
requires, all Time-Share Projects, all Project Inventory Under Construction, and all Land Inventory, including any Project constituting Designated Supplemental Collateral.

     "Project Inventory Under Construction":  all real estate owned by any
      ------------------------------------
Borrower and with respect to which such Borrower is in the process of constructing improvements, renovating or adding to existing improvements, or otherwise building or reconfiguring improvements, together with the improvements under construction, but solely to the extent that such real estate has been encumbered by Lender pursuant to a Mortgage.

     "Project Under Construction Borrowing Base":  an amount, as calculated from
      -----------------------------------------
time to time, equal to fifty percent (50%) of the total development cost (including, without limitation, the funds invested with respect to the underlying land), as determined by Lender in its sole discretion, incurred through the date of any such calculation with respect to all Project Inventory Under Construction.

     "Purchase Contracts":  a purchase contract pursuant to which any Borrower
      ------------------
sold a Time-Share Interest to a Purchaser.

     "Purchaser":  shall mean each owner of one or more Time-Share Interests in
      ---------
those Time-Share Projects with respect to which unsold Time-Share Interests constitute a portion of the Eligible Completed Project Inventory.

     "Purchasers":  shall mean all Purchasers with respect to a particular Time-
      ----------
Share Project, taken as a whole (with the result that representations, warranties or covenants with respect to any Borrower's fulfillment of its obligations to "Purchasers" shall not be breached as a result of the failure of Borrower to have performed any obligations as to one or more individual Purchasers unless such failure arises to the level of a material failure as to all Purchasers considered collectively).

     "Quiet Enjoyment Rights":  the meaning given to it in paragraph 4.1(b).
      ----------------------                               ----------------

     "Release Fee":  shall have the meaning set forth in paragraph 3.2.
      -----------                                       --------------

     "Required Closing Date":  the date identified in the Schedule as the
      ---------------------
Required Closing Date.

     "Resolution":  a resolution of a corporation certified as true and correct
      ----------
by an authorized officer of such corporation, a certificate signed by the manager of a limited liability company and such members whose approval is required, or a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required.

     "Retail Value":  shall mean (i) with respect to any Time-Share Project that
      ------------
has had a period of at least twelve consecutive months in which Time-Share Interests have been sold, the actual average sales price of such Time-Share Interests achieved during the most recent twelve-month period preceding a given Measuring Date, and (ii) with respect to any Time-Share Project that has not had a period of at least twelve consecutive months of sales of Time-Share Interests, the average retail value of all unsold Time-Share Interests as determined by Lender in its discretion; provided, that at such time as an individual Time-Share Project has generated sales of Time-Share Interests for a minimum of twelve consecutive months, Retail Value shall be established pursuant to clause
(i) of this definition. The Retail Value applicable to Eligible Completed Project Inventory shall be established at the time such Eligible Completed Project Inventory is contributed to the Primary Borrowing Base or the Supplemental Borrowing Base (as applicable), and shall thereafter only be adjusted pursuant to the revaluation process set forth in paragraph 2.7(c).
                                                          ----------------

     "Santa Fe Reserve":  shall be a reserve against borrowing availability
      ----------------
hereunder, in the amount of $750,000, with respect to that part of the Eligible Completed Project Inventory which consists of Approved Alternative Interests located in the Villas de Santa Fe Time-Share Project owned by Primary Borrower.

     "Schedule":  the Schedule of Additional Terms which follows the signature
      --------
pages of the parties.

     "Security Documents":  the CILP Assignment, the Mortgage, this Agreement
      ------------------
and all other documents now or hereafter securing the Obligations, as they may be from time to time renewed, amended, restated or replaced.

     "Subsidiary Borrower":  means each Affiliate of Primary Borrower which has
      -------------------
contributed Inventory to either Borrowing Base from time to time throughout the Term; provided, that references to one or more Subsidiary Borrowers shall only include entities which own unsold Inventory then constituting a portion of either or both Borrowing Bases, with the result that any entity which may previously have contributed Eligible Inventory to the

Collateral, but which Eligible Inventory has now all been sold or otherwise released from both Borrowing Bases, shall no longer be considered a Subsidiary Borrower hereunder (unless such entity thereafter contributes additional Inventory to either Borrowing Base).

     "Subsidiary Notes":  shall mean those promissory notes made and delivered
      ----------------
by Primary Borrower and individual Subsidiary Borrowers to Lender from time to time, having a face amount equal to the original Borrowing Base attributable to the Eligible Inventory contributed by the applicable Subsidiary Borrower, together with any allonges thereto, as the same may from time to time be renewed, amended, restated or replaced. Each Subsidiary Note shall indicate that the indebtedness evidenced thereby constitutes a segregated portion of, and is not in addition to, the indebtedness evidenced by the Master Note. Each Subsidiary Borrower shall be liable only to the extent of the Collateral contributed by such Subsidiary Borrower.

     "Supplemental Borrowing Base":  the sum of the Completed Project Borrowing
      ---------------------------
Base, the Project Under Construction Borrowing Base, and the Land Borrowing Base, as determined from time to time; provided, that only Designated
                                       --------
Supplemental Collateral shall be included in such calculation of the Supplemental Borrowing Base; plus, at any given time, the amount by which the
                             ----
Primary Borrowing Base exceeds the then outstanding balance of the Inventory Loan; less, any applicable Construction Reserve.
      ----

     "Supplemental Borrowing Base Maintenance Requirement":  shall mean (i) for
      ---------------------------------------------------
the period from the Effective Date through the earlier to occur of (A) the date the Supplemental Borrowing Base first equals or exceeds $25,000,000 or (B) December 31, 2000, an amount equal to the amount by which the outstanding principal balance of the Inventory Loan exceeds $50,000,000; (ii) for any period after the date the Supplemental Borrowing Base first equals or exceeds $25,000,000 until December 31, 2000, the amount of $25,000,000; and (iii) from and after January 1, 2001, an amount equal to one-third (1/3rd) of the then outstanding principal balance of the Inventory Loan.

     "Supplemental Collateral Advance":  means each Advance made on or after the
      -------------------------------
Effective Date. Supplemental Collateral Advances are a sub-category of Advances generally.

     "Term":  the duration of this Agreement, commencing on the date as of which
      ----
this Agreement is entered into and ending when all of the Obligations have been Performed and Lender has no further obligation to extend credit in connection with the Inventory Loan.

     "Third Party Consents":  those consents which Lender requires Borrower to
      --------------------
obtain, or which Borrower is contractually or legally obligated to obtain, from others in connection with the transaction contemplated by the Loan Documents.

     "Time-Share Association":  the association established in accordance with
      ----------------------
each Time-Share Declaration to manage the applicable Time-Share Program and in which all owners of Time-Share Interests are or will be members.

     "Time-Share Declaration":  with respect to each Time-Share Project, that
      ----------------------
declaration of covenants, conditions and restrictions which has been executed by Borrower, is recorded in the real estate records of the county where the Time-Share Project is located, and establishes the Time-Share Program.

     "Time-Share Interest":  an undivided fractional fee simple interest as
      -------------------
tenant-in-common (or an estate for years with a remainder over in fractional fee simple as tenant-in-common) either (a) in a Unit (coupled with an undivided fractional fee simple interest as tenant-in-common in the common areas of the Time-Share Project) or (b) in the entire Time-Share Project, together with the right to occupy assigned Units for use periods which have been properly reserved pursuant to the rules and regulations of the Time-Share Program, and the non-exclusive right to use such common elements during the same occupancy period.

     "Time-Share Management Agreement":  the management agreement from time to
      -------------------------------
time entered into between the Time-Share Association and the Time-Share Manager for the management of the Time-Share Program.

     "Time-Share Manager":  the person from time to time employed by the Time-
      ------------------
Share Association to manage the Time-Share Program.

     "Time-Share Program":  the program created under each Time-Share
      ------------------
Declaration by which purchasers may own Time-Share Interests, enjoy their respective Time-Share Interests on a recurring basis, and share the expenses associated with the operation and management of such program.

     "Time-Share Program Consumer Documents":  the Purchase Contract, notes,
      -------------------------------------
security documents, deed of conveyance, credit application, credit disclosures, rescission right notices, final subdivision public reports/prospectuses/public offering statements, receipt for public report, exchange affiliation agreement and other documents used or to be used by Borrower in connection with the sale of Time-Share Interests.

     "Time-Share Program Governing Documents":  the Time-Share Declaration, the
      --------------------------------------
Articles of Organization for the Time-Share Association, any and all rules and regulations from time to time adopted by the Time-Share Association, the Time-Share Management Agreement and any subsidy agreement by which Borrower is obligated to subsidize shortfalls in the budget of the Time-Share Program in lieu of paying assessments.

     "Time-Share Project":  each Time-Share Project identified in the Schedule
      ------------------
as a Time-Share Project, together with all Time-Share Projects subsequently encumbered by a Mortgage in favor of Lender and constituting a portion of either Borrowing Base. References herein to one or more Time-Share Projects shall only include such projects in which Completed Project Inventory then constituting a portion of either or both Borrowing Bases is situated, with the result that any project which may previously have contributed Inventory to the Collateral, but as to which all such Inventory has now been sold or otherwise released from both Borrowing Bases, shall no longer be considered a Time-Share Project hereunder (unless the owner of such project thereafter contributes additional Completed Project Inventory situated in such project to either Borrowing Base).

     "Title Insurer":  a title company which is acceptable to Lender and issues
      -------------
a Title Policy.

     "Title Policy":  in connection with each Mortgage which encumbers a part of
      ------------
the Collateral, an ALTA lender's policy of title insurance in an amount not less than the Borrowing Base of the Inventory secured by the Mortgage, insuring Lender's interest in the Mortgage as a perfected, direct, first and exclusive lien on the Inventory encumbered thereby, subject only to the Permitted Encumbrances, issued by Title Insurer and in form and substance acceptable to Lender.

     "Unit":  a dwelling unit in the Time-Share Project.
      ----

     "Warehouse Loan":  means that certain revolving receivables line of credit,
      --------------
in the maximum principal amount of up to $25,000,000.00, which Lender and Primary Borrower are negotiating, and intend to enter into, on or before May 10, 2000.

     "Warrant":  has the meaning given to it in paragraph 2.9(c).
      -------                                   ----------------

2.  LOAN COMMITMENT; USE OF PROCEEDS

     2.1  Inventory Loan Commitment; Determination of Advance Amounts.  (a)
          -----------------------------------------------------------
Lender hereby agrees, if Borrower has Performed all of the Obligations then due, to make Advances to Borrower in accordance with the terms and conditions of this Agreement for the purposes specified in paragraph 2.4. The maximum amount of an
                                        -------------
Advance shall be equal to (a) the aggregate Primary Borrowing Base for all Eligible Inventory less (b) the then unpaid principal balance of the Inventory Loan; provided, however, at no time shall the unpaid principal balance of the Inventory Loan exceed the Maximum Inventory Loan Amount; and provided further, that with respect to the first Advance made on the basis of Inventory which has not previously constituted a portion of either Borrowing Base, the maximum amount of such Advance shall not exceed the applicable Borrowing Base amount directly attributable to such new Inventory.

     (b) With respect to each Supplemental Collateral Advance, in addition to the requirements of paragraph 2.1(a) above, Borrowers shall have encumbered
                    ----------------
Designated Supplemental Collateral which, after giving effect to the amount of such Supplemental Collateral Advance, is sufficient to cause the Supplemental Borrowing Base to equal or exceed the Supplemental Borrowing Base Maintenance Requirement. The foregoing notwithstanding, in no event is the Supplemental Borrowing Base required to exceed $25,000,000.

     (c) The foregoing notwithstanding, Primary Borrower shall not be entitled to borrow the amount contained in the Santa Fe Reserve until such time as (i) those improvements which have been disclosed to Lender prior to the Closing Date with respect to the Units situated in the Villas de Santa Fe project have been completed for certain of such Units, and (ii) Primary Borrower has provided to Lender evidence that all amounts required to complete such improvements for such Units have been expended. Upon completion of the foregoing items, Primary Borrower shall be permitted to borrow that percentage of the Santa Fe Reserve as is equal to the percentage of Approved Alternative Interests which remain as unsold Time-Share Interests following such conversion (with the result that Primary Borrower shall not be permitted to borrow such portion of the Santa Fe Reserve as arose with respect to Approved Alternative Interests which were sold or otherwise disposed of prior to the time such interests were converted into Time-Share Interests).

     (d) In addition, Borrowers shall not be entitled to borrow any amount at any time subject to the Construction Reserve until the requirements of paragraph
                                                                       ---------
6.2(e) have been satisfied.
------

     2.2  Inventory Loan Revolver.  The Inventory Loan is a revolving line of
          -----------------------
credit; however, all Advances shall be viewed as a single loan. Borrower shall not be entitled to obtain Advances after the expiration of the Borrowing Term unless Lender, in its discretion, agrees in writing with Borrower to make Advances thereafter on terms and conditions satisfactory to Lender.

     2.3  Continuation of Obligations Throughout Term.  Whether or not
          -------------------------------------------
Borrower's right to obtain Advances has terminated, this Agreement and Borrower's liability for Performance of the Obligations shall continue until the end of the Term and the repayment in full of the Obligations.

     2.4  Use of Advances.  Borrower will use the proceeds of the Inventory Loan
          ---------------
only for working capital and other business purposes.

     2.5  Repayment of Inventory Loan.  The Inventory Loan shall be evidenced by
          ---------------------------
the Notes and shall be repaid in immediately available funds according to the terms of the Notes and this Agreement.

     2.6  Interest.  Except as otherwise provided in the Notes or this
          --------
Agreement, interest ("Basic Interest") shall accrue on the unpaid principal
                      --------------
balance of the Inventory Loan from time to time outstanding at the Basic Interest Rate. Basic Interest shall be calculated on the basis of the actual number of days elapsed during the period for which interest is being charged predicated on a year consisting of three hundred sixty (360) days. Installments of principal, Basic Interest and any other amounts due and payable under the Loan Documents shall earn interest after they are due at the Default Rate. At the option of Lender, while an Event of Default exists, interest shall accrue at the Default Rate.

     2.7  Inventory Loan Required Payments.
          --------------------------------

          (a) Monthly Payments; Maturity.  Commencing on the last Business Day
              --------------------------
     of the calendar month in which the initial Advance is made and on the last Business Day of each succeeding month thereafter during the Borrowing Term (each, an "Installment Date"), Borrower will pay to Lender an installment
                ----------------
     payment equal to accrued interest on the then outstanding balance of the Inventory Loan. Following expiration of the Borrowing Term, accrued interest on the outstanding principal balance of the Inventory Loan shall be payable monthly, on the last Business Day of each month, and the outstanding principal balance of the Inventory Loan shall be payable through the payment of Release Fees concurrently with the sale or other disposition of individual items of Inventory until the Maturity Date, at which time all outstanding amounts shall be due and payable. Lender shall provide to Primary Borrower, on or before the seventh day prior to the end of each calendar month, a statement of accrued interest for such month (which statement shall assume that the unpaid principal balance of the Inventory Loan remains the same from the date of such statement through the end of the applicable month). Lender shall deliver such statement of accrued interest either via facsimile or e-mail, whichever method of delivery is selected by Primary Borrower. In the event actual accrued interest for a calendar month is different from the accrued interest set forth on any monthly statement as a result of a change in the outstanding principal balance of the Inventory Loan, an appropriate adjustment shall be calculated by Lender and reflected in the next monthly accrued interest statement.

          (b) Borrowing Base Maintenance.  If there exists a Borrowing Base
              --------------------------
     Shortfall and Borrower knows of the occurrence of such condition or should have known of its occurrence by virtue of reports required to be delivered to Lender, Borrower, without notice or demand, will immediately (a) make to Lender a principal payment in an amount equal to the Borrowing Base Shortfall plus accrued and unpaid interest on such principal payment or (b) deliver to Lender additional Eligible Inventory having an aggregate Primary Borrowing Base not less than the Borrowing Base Shortfall. Simultaneously with the delivery of additional Eligible Inventory to correct a Borrowing Base Shortfall, Borrower will deliver to Lender all of the items (except for a "Request for Advance and Certification") required to be delivered by
            -------------------------------------
     Borrower to Lender pursuant to paragraph 4.2, together with a "Borrower's
                                    -------------                   ----------
     Certificate" in form and substance identical to Exhibit C.
     -----------                                     ---------

          (c) Revaluation of Retail Value. Each party shall have the right to
              ---------------------------
     request a revaluation of the Retail Value applicable to all then existing Eligible Completed Project Inventory semi-annually, each such revaluation to occur on a mid-year or annual anniversary of the Closing Date. In the event either Lender or Borrower requests a revaluation of Retail Value, each Borrower owning Eligible Completed Project Inventory as to which a revaluation has been requested shall provide to Lender a summary of the actual sales prices attained during the preceding twelve (12) months with respect to the particular Eligible Completed Project Inventory involved, and the average actual sales price realized upon sales of Eligible Completed Project Inventory shall become the new Retail Value with respect to the particular Time-Share Project in which such Eligible Completed Project Inventory was sold. The foregoing notwithstanding, no revaluation shall take place with respect to any Eligible Completed Project Inventory which has constituted a part of the Collateral for less than six (6) months. In the event that such recalculated Retail Value is less than the Retail Value originally established when Eligible Completed Project Inventory from such Time-

     Share Project was contributed to the applicable Borrowing Base, and as a result thereof either a Borrowing Base Shortfall is created or the Supplemental Borrowing Base falls below the Supplemental Borrowing Base Maintenance Requirement, then Borrower shall either comply with the Primary Borrowing Base maintenance requirements of paragraph 2.7(b) above or shall
                                                ----------------
     contribute additional Designated Supplemental Collateral in an amount sufficient to maintain the Supplemental Borrowing Base at a level greater than or equal to the Supplemental Borrowing Base Maintenance Requirement, whichever is applicable.

          (d) Changes in Inventory Classification.  At such time as any Project
              -----------------------------------
     Inventory Under Construction has been completed and has received the Minimum Required Time-Share Approvals, such Inventory shall be reclassified as Completed Project Inventory for purposes of computing the Primary Borrowing Base hereunder, in which case a Retail Value for such Completed Project Inventory shall be established in accordance with this Agreement. In like manner, at such time as any Borrower has obtained the Minimum Required Construction Approvals and commenced project development upon any property constituting Land Inventory, such Inventory shall be reclassified as Project Inventory Under Construction. Upon any reclassification of Inventory, the applicable Borrowing Base and its component parts (i.e., the Completed Project Borrowing Base, Project Under Construction Borrowing Base, and Land Borrowing Base) shall be recalculated, for purposes of determining whether any Borrowing Base Shortfall then exists, or whether the Supplemental Borrowing Base Maintenance Requirement exceeds the Supplemental Borrowing Base. In order to provide Borrowers the benefit, in the calculation of the Project Under Construction Borrowing Base, of additional investment made by Borrowers in Project Inventory Under Construction, Borrowers shall be entitled to revalue the Project Under Construction Borrowing Base from time to time, provided that such revaluations shall occur not more often than once per month, and shall result in a minimum increase in the Project Under Construction Borrowing Base of at least $1,000,000. In addition to the foregoing, Borrowers can reclassify Designated Supplemental Collateral as Primary Borrowing Base Collateral subject to the contribution of new Designated Supplemental Collateral in an amount sufficient to maintain the Supplemental Borrowing Base at a level greater than or equal to the Supplemental Borrowing Base Maintenance Requirement.

     2.8  Prepayment.  Without the prior written consent of Lender, Borrower
          ----------
shall not be entitled to prepay the Inventory Loan except in accordance with the terms of this Agreement. Borrower shall have the option to prepay the Inventory Loan in full, but not in part, upon thirty (30) days prior written notice and conditioned on the payment of a prepayment premium equal to five percent (5%) (the "Prepayment Premium") of the outstanding principal balance of the Inventory
      ------------------
Loan as of the date notice of prepayment is given to Lender. The foregoing to the contrary notwithstanding, neither any principal payments required pursuant to paragraphs 2.7 or 3.2 hereof, nor the payments required to have taken place
   ---------------------
on or before the Principal Reduction Dates in order to cause the outstanding principal balance of the Inventory Loan to be reduced below the applicable Maximum Inventory Loan Amount, shall be considered prepayments which are prohibited hereby, and no Prepayment Premium shall be required in connection with any such payments, nor shall any prepayment resulting from the application of (i) insurance proceeds following an insured casualty, or (ii) condemnation proceeds in the event any portion of the Inventory is condemned, or (iii) the payment of the applicable Release Fee upon the sale or other disposition of any Project as a whole, be considered prepayments which are prohibited hereby or as to which any Prepayment Premium is required.

     2.9  Loan Fee; Administrative Fee; Warrants.
          --------------------------------------

          (a) Loan Fee.  Borrower will pay to Lender the Loan Fee in accordance
              --------
     with the requirements set forth in the Schedule. The Loan Fee was earned by Lender upon distribution of the first draft of this Agreement, and is non-refundable.

          (b) Administrative Fee.  In the event Borrower requests more than one
              ------------------
     Advance in any given calendar month, Borrower shall pay to Lender a fee

     ("Administrative Fee"), equal to $500 for each such additional Advance.
     --------------------

          (c) Warrant.  Simultaneously with the execution and delivery of this
              -------
     Agreement, Primary Borrower shall deliver to Lender a warrant agreement (the "Warrant"), in form and substance satisfactory to Lender, entitling
           -------
     Lender to purchase 500,000 shares of Primary Borrower's common stock, at any time for a period commencing with the Effective Date and expiring on the tenth anniversary of the Effective Date, at a purchase price of $3.00 per share. The

     Warrant shall include, without limitation, demand registration rights, piggy-back registration rights, and anti-dilution provisions, and shall otherwise be in form and substance satisfactory to Lender.

     2.10 Application of Proceeds of Collateral and Payments.  Notwithstanding
          --------------------------------------------------
anything in the Loan Documents to the contrary, the amount of all payments or amounts received by Lender with respect to the Inventory Loan shall be applied to the extent applicable under the Loan Documents: (a) first, to any past due payments of interest on the Inventory Loan and to accrued interest on the Inventory Loan through the date of such payment, including any default interest;
(b) then, to any late fees, overdue risk assessments, collection fees and expenses and any other fees and expenses due to Lender under the Loan Documents in connection with the Inventory Loan; and (c) last, the remaining balance, if any, to the unpaid principal balance of the Inventory Loan; provided, however, while an Event of Default or Incipient Default exists, each payment received with respect to the Inventory Loan shall be applied to such amounts owed to Lender by Borrower as Lender in its discretion may determine. In calculating interest and applying payments as set forth above: (i) interest on the Inventory Loan shall be calculated and collected through the date payment is actually received by Lender; (ii) interest on the outstanding balance of the Inventory Loan shall be charged during any grace period permitted under the Loan Documents; (iii) at the end of each month, all past due interest and other past due charges provided for under the Loan Documents with respect to the Inventory Loan shall be added to the principal balance of the Inventory Loan; and (iv) to the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit that is subsequently invalidated, set aside or required to be repaid to any other person or entity, then, to such extent, the Obligations in connection with the Inventory Loan intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender, and Lender may adjust the Inventory Loan balance in order to take into account such repayment, by restoring the amount of the repayment to the outstanding balance of the Obligations (with the particular Obligations deemed to have been revived to be such Obligations as Lender, in its discretion, deems appropriate under the circumstances), giving retroactive effect to the restoration of such particular Obligations as if the payment required to be repaid had never been received by Lender. The provisions of this paragraph 2.10 are also subject to the parties rights and obligations
        --------------
under the Loan Documents as to the application of proceeds of the Collateral following an Event of Default.

     2.11 Borrower's Unconditional Obligation to Make Payments.  Whether or not
          ----------------------------------------------------
the proceeds from the Collateral shall be sufficient for that purpose, Borrower will pay when due all payments required to be made pursuant to any of the Loan Documents, Borrower's obligation to make such payments being absolute and unconditional.

3.   SECURITY

     3.1  Grant of Security Interest in Collateral.  To secure the Performance
          ----------------------------------------
of all of the Obligations, together with the Performance of all obligations of any Borrower to Lender arising in connection with the Warehouse Loan, Borrower hereby grants to Lender a security interest in and collaterally assigns to Lender the Collateral. Such security interest shall be absolute, continuing, perfected, direct, first, exclusive and applicable to all existing and future Advances and to all of the Obligations. In addition, each Borrower acknowledges and agrees that, for purposes of administrative convenience to Borrowers collectively, Borrowers have requested, and Lender has agreed, to permit the Primary Borrowing Base to be calculated on a consolidated basis, with the further result that the determination of any Borrowing Base Shortfall which would obligate Borrower to make the payments required by paragraph 2.7(b) herein
                                                         ----------------
shall only occur if a Borrowing Base Shortfall exists on a consolidated basis. The foregoing approach results in significant administrative conveniences to each Borrower, in that each Borrower may benefit from over-collateralization existing on a consolidated basis by virtue of the fact that such an approach permits the streamlined release procedure described in first sentence of paragraph 3.2 hereof. Accordingly, each Borrower hereby acknowledges that it
-------------
has received benefit from the consolidated Borrowing Base Reporting procedure implemented by this Agreement, and each Borrower acknowledges that the security interest granted in favor of Lender pursuant to this Agreement, and pursuant to each of the Mortgages, shall secure, up to the full amount of the applicable Borrowing Base contributed by each such Borrower, the payment and performance of all Obligations of each Borrower to Lender. Borrower further warrants and guarantees the enforceability of Lender's security interest in the Collateral. Lender is hereby appointed Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf deemed necessary or appropriate by Lender with respect to the collection and remittance of payments (including the endorsement of payment items) received on account of the Collateral; provided, however, that Lender shall not take any action which is described in paragraph 7.2(c) unless an Event of Default exists.
             ----------------

     3.2  Release of Collateral.  (a)  Primary Borrowing Base.  Borrower shall
          ---------------------        ----------------------
be entitled to sell or
otherwise dispose of those unsold Time-Share Interests constituting a portion of the Collateral, and to obtain a partial release of such Time-Share Interests from the applicable Mortgage in favor of Lender without payment of a release fee, or to sell or otherwise dispose of any Collateral through the sale of a Project as a whole without payment of a release fee, if at the time such release
                                                     --
is requested: (i) no Event of Default or Incipient Default exists; (ii) after giving effect to the proposed release of such Inventory, no Borrowing Base Shortfall will exist or be created; and (iii) Borrower has requested Lender in writing to release such items of Inventory. In the event that a proposed sale or other disposition of Inventory will result in a Borrowing Base Shortfall, then Lender shall only be obligated to release the Inventory being sold upon satisfaction of the following conditions: (a) no Event of Default or Incipient Default exists; (b) Borrower has paid a fee (the "Release Fee") (all Release
                                                  -----------
Fees paid under this Agreement shall apply against the outstanding principal balance of the Inventory Loan), in an amount, (I) with respect to all Completed Project Inventory, equal to twenty-five percent (25%) of the Retail Value which was allocated to such item of Inventory at the time such item of Completed Project Inventory was designated as Eligible Completed Project Inventory hereunder and contributed to the Primary Borrowing Base, and (II) with respect to either Land Inventory or Project Inventory Under Construction, which is sufficient, after giving effect to the release of such Inventory, to avoid the creation of a Borrowing Base Shortfall; and (c) Borrower has requested Lender in writing to release such Inventory. Borrower will prepare all release documents which shall be in form and substance satisfactory to Lender, and will deliver them to Lender for execution. Lender will send Borrower the release documents within a reasonable time after satisfaction of the conditions precedent specified in the foregoing sentence.

     (b) Supplemental Borrowing Base. Borrowers shall not be entitled to the
         ---------------------------
release of any Designated Supplemental Collateral except in accordance with the provisions of this paragraph 3.2(b). Provided that no Event of Default or
                   ----------------
Incipient Default exists, Borrowers (i) may replace Designated Supplemental Collateral by contributing new Designated Supplemental Collateral, and may obtain the release of a Project previously constituting Designated Supplemental Collateral, provided that after giving effect to such substitution, the Supplemental Borrowing Base remains equal to or greater than the Supplemental Borrowing Base Maintenance Requirement; and (ii) may obtain the release of certain Designated Supplemental Collateral in the context of a sale or other disposition of any Project as a whole, or in the context of the sale or other disposition of individual Time-Share Interests, provided that (A) Borrowers pay a Release Fee in an amount equal to the difference between (I) the amount which such Designated Supplemental Collateral originally added to the Supplemental Borrowing Base less (II) the amount, if any, by which the Supplemental Borrowing Base exceeds the Supplemental Borrowing Base Maintenance Requirement; and (B) after giving effect to the release of such Designated Supplemental Collateral and payment of such Release Fee, the Supplemental Borrowing Base equals or exceeds the Supplemental Borrowing Base Maintenance Requirement.

     3.3  Borrowing Base Reporting.  At least two (2) Business Days prior to the
          ------------------------
date any Advance is requested hereunder, or prior to the date upon which Borrower is requesting a partial release of Time-Share Interests pursuant to paragraph 3.2 hereof, Borrower shall provide to Lender a report (herein, the
-------------
"Borrowing Base Report") with respect to each Project which makes up a part of
----------------------
the Eligible Inventory upon which such request for an Advance is based, or in which any Time-Share Interests or other Collateral proposed to be released is situated. A form of the Borrowing Base Report is attached hereto as Exhibit B. Each Borrowing Base Report shall be prepared and presented on both a consolidated and consolidating basis (i.e., each Borrowing Base Report shall have a section describing, for all Borrowers, the aggregate of the Eligible Completed Project Inventory, Eligible Project Inventory Under Construction, and Land Inventory contributed by such Persons, with separate sections identifying Eligible Completed Project Inventory, Eligible Project Inventory Under Construction, and Land Inventory contributed by each individual Project). Borrower will also deliver to Lender, promptly after receipt of a written request for them, such other reports with respect to Inventory constituting part of the Collateral as Lender may from time to time reasonably require, provided that the information requested by Lender is readily available on Borrower's record keeping systems, or can be developed from information which is readily available. In the event that the information requested by Lender is neither readily available on Borrower's record keeping systems nor can it be developed from such readily available information, then Borrower and Lender shall confer and attempt to identify alternate information which is readily available to Borrower to be substituted for the information requested.

     3.4  Maintenance of Security.  Borrower will deliver or cause to be
          -----------------------
delivered to Lender and will maintain or cause to be maintained in full force and effect throughout the Term (except as otherwise expressly provided in such Loan Document), as security for the Performance of the Obligations, the Security Documents and all other security required to be given to Lender pursuant to the terms of this Agreement.

4.  CONDITIONS PRECEDENT TO ADVANCES; MINIMUM AMOUNT AND

MAXIMUM FREQUENCY OF ADVANCES; METHOD OF DISBURSEMENT

     4.1  Delivery of Loan Documents and Due Diligence Items Prior to Initial
          -------------------------------------------------------------------
Advance.  Lender's obligation to make the initial Advance shall be subject to
-------
and conditioned upon the terms and conditions set forth in the following subparagraphs and elsewhere in this Agreement, and Lender's obligation to make each subsequent Advance hereunder shall be subject to satisfaction of the following terms and conditions, to the extent applicable to any Subsidiary Borrower not previously a party to this Agreement, or any Project and Eligible Inventory not previously contributed to either Borrowing Base:

          (a) Loan Documents.  Borrower shall have delivered to Lender or caused
              --------------
     to be delivered to Lender the following duly executed, delivered (where appropriate) and in form and substance satisfactory to Lender, not later than the Required Closing Date:

              (i) the Loan Documents;

              (ii) UCC financing statements for filing and/or recording, as appropriate, where necessary to perfect the security interests in the Collateral;

              (iii) the Mortgage applicable to each Time-Share Project in which unsold Time-Share Interests have been contributed as Collateral hereunder, or applicable to each other Project which has been contributed as Collateral hereunder;

              (iv) the Title Policy applicable to each Mortgage (subject to the provisions of paragraph 4.1(e) hereof);

              (v) a favorable opinion or opinions from independent counsel for Borrower, which counsel shall be satisfactory to Lender and which opinion shall cover such matters as Lender may require, including, without limitation, the Minimum Opinion Matters pertaining to Borrower and each Project (the foregoing notwithstanding, in the event Lender funds an Advance under the Inventory Loan upon the basis of an opinion delivered to Lender as to which Lender has not specifically reserved the right to require additional opinions or to have such opinion otherwise be supplemented, then such opinion shall be deemed acceptable regardless of whether each item included within the description of Minimum Opinion Matters has been addressed therein);

              (vi) the Third Party Consents, if any;

              (vii) a request for the first Inventory Loan Advance in form and substance identical to Exhibit E-1; and
                                -----------

              (viii) such other documents as Lender may reasonably require to effect the intent and purposes of this Agreement.

          (b) Organizational, Project and Other Due Diligence Documents.
              ---------------------------------------------------------
     Borrower shall have delivered to Lender (I) with respect to the initial Advance hereunder, prior to the earlier of (a) the date of the initial Advance or (b) the Required Closing Date; or (II) with respect to each subsequent Advance hereunder, at least ten (10) Business Days (unless a longer period is expressly specified) prior to the date such Advance is requested to be funded, the following items (in applying the following provisions, references to Borrower, a Project, Title Policies, etc., shall be deemed to apply only to those Borrowers which have contributed a portion of the Collateral supporting the requested Advance and only to the Projects from which such contributed Collateral is derived, and the items requested by clauses (viii) - (xi) and (xiv) - (xvii) shall only be applicable to Completed Project Inventory):

              (i) the Articles of Organization of Borrower and (if any) other sureties for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person;

              (ii) the Resolutions of Borrower and (if any) other sureties for the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person, authorizing the execution and delivery of the Loan Documents, the transactions contemplated thereby and such other matters as Lender may reasonably require;

              (iii) a certificate of good standing for Borrower and (if any) other sureties for the Performance of the Obligations and, if applicable, their respective managers, members and partners, to the extent any such entity is not a natural person, from the state of its organization;

              (iv) at least fifteen (15) Business Days prior to the date of the Advance, a Phase I environmental assessment of the Project;

              (v) evidence that all taxes and assessments on the Project have been paid;

              (vi) a title commitment or preliminary title report for the issuance of the Title Policy insuring the Mortgage together with copies of all documents referred to therein and, in the event responsibility for recordation of the Mortgage and such other matters as are involved in the escrow with respect thereto are to be handled by a title agent rather than by the Title Insurer through a direct operation, a closing protection letter issued to Lender with respect to the issuing title agent by the Title Insurer;

              (vii) unless waived in writing by Lender, a 1997 ALTA/ACSM survey map of the Project prepared by a licensed land surveyor acceptable to Lender, certified to Lender in writing and showing the Project, evidence of access to the Project, all easements necessary for the operation and use of the Project, and such other details as Lender may reasonably require; and/or at Lender's option, a condominium map if any part of any Project has been dedicated to a condominium regime;

              (viii) all permits, licenses, approvals and certificates for the occupancy, use and operation of the Time-Share Project for time-share and other intended uses, including any necessary architectural committee approvals (and, with respect to any newly-completed construction, including specifically the certificate of occupancy or other applicable form of final governmental approval evidencing that such construction has been satisfactorily completed), but excluding the Minimum Required Time-Share Approvals;

              (ix) evidence that the Project is zoned for time-share and other intended uses and that all approvals required for such uses under any covenants, conditions and restrictions have been obtained, which evidence shall be deemed satisfied by Borrower providing to Lender a copy of the certificate of occupancy (or other applicable form of final governmental approval) for any individual Time-Share Project, in the absence of any direct evidence indicating non-compliance with applicable zoning, the absence of any necessary approval, or a violation of any existing covenant, condition or restriction;

              (x) at least fifteen (15) Business Days prior to such Advance, the Minimum Required Time-Share Approvals;

              (xi) at least fifteen (15) Business Days prior to such Advance, a copy of the Time-Share Program Governing Documents;

              (xii) the Insurance Policies;

              (xiii) at least fifteen (15) Business Days prior to such Advance, evidence that the Project is not located within a flood prone area or, if within a flood zone, evidence that flood insurance has been obtained;

              (xiv) if requested by Lender, at least fifteen (15) Business Days prior to such Advance, evidence of the current and continued availability of utilities necessary to serve any Time-Share Project or Project Inventory Under Construction for time-share and other intended uses;

              (xv) if requested by Lender, at least fifteen (15) Business Days prior to such Advance, evidence of access to and parking for the Time-Share Project adequate for time-share and hotel uses;

              (xvi) if requested by Lender, a copy of all marketing contracts, management contracts, service contracts, operating agreements, equipment leases, space leases and other agreements pertaining primarily to the Time-Share Project and which are necessary for the sale, operation and intended time-share use of the Time-Share Project and are not otherwise required pursuant to another item in this paragraph;

              (xvii) evidence that each owner of a Time-Share Interest will have available to it the quiet and peaceful enjoyment of the Time-Share Interest (including promised amenities and necessary easements) owned by it which cannot be disturbed so long as such owner is not in default of its obligations to pay the purchase price of its Time-Share Interest, to pay assessments to the Time-Share Association, and to comply with reasonable rules and regulations pertaining to the use of the Time-Share Interest ("Quiet Enjoyment Rights");
     ------------------------

              (xviii) the items required pursuant to Exhibit E; and
                                                      ---------

              (xix) such other items as Lender requests which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent to the Advance.

          (c) Credit Reports; Search Reports; Site Inspections.  Lender shall
              ------------------------------------------------
     have received, in form and substance satisfactory to Lender, the results of UCC searches with respect to Borrower and the Time-Share Association, if any, and lien, litigation, judgment and bankruptcy searches for Borrower and (if existing) the Time-Share Association conducted in such jurisdictions as Lender deems appropriate and having a currency meeting Lender's requirements. In addition, if requested by Lender, a member of Lender's credit department shall have visited each Project and shall be satisfied with the results of such inspection.

          (d) Structural and Mechanical. With respect to any Completed Project
              -------------------------
     Inventory, if requested in writing by Lender, Borrower shall provide to Lender, at Borrower's sole cost and expense, a structural inspection report and mechanical inspection report covering the Time-Share Project prepared by a construction consultant or engineer acceptable to Lender. The results of such structural and mechanical inspection must be satisfactory to Lender. In the event the structural and mechanical inspection report reveals that repairs must be made to the Time-Share Project, Borrower's budget shall include the cost of such repairs.

          (e) Certain Matters Affecting Project Inventory Under Construction.
              --------------------------------------------------------------
     With respect to any Project Inventory Under Construction to be contributed to the Primary Borrowing Base, the Title Policy shall be in form and substance satisfactory to Lender and, without limiting the generality of the foregoing, shall not contain any exceptions for mechanics', materialmen's or other artisan's liens. With respect to Project Inventory Under Construction which has been designated as Designated Supplemental Collateral, Lender shall accept a Title Policy including an exception for mechanics' or materialmens' liens, provided that Borrower has reaffirmed the representations and warranties set forth in paragraph 5.16 as to the
                                                     --------------
     applicable Project, and in reliance upon Borrowers' affirmative covenant as set forth in paragraph 6.1(e) hereof.
                  ----------------

     4.2  Additional Conditions Precedent for Subsequent Advances.  For each
          -------------------------------------------------------
Advance, Lender's obligation to make such Advance shall be subject to the terms and conditions set forth in Exhibit E, including delivery of the items called
                            ---------
for therein at least five (5) Business Days prior to the date of such Advance.

     4.3  General Conditions Precedent to All Advances.  Lender's obligation to
          --------------------------------------------
fund any Advance is subject to and conditioned upon the additional terms and conditions set forth in the following subparagraphs being satisfied at the time of such Advance:

          (a) No material adverse change shall have occurred in the Projects, the Collateral, the business or financial condition of Borrower (since the date of the latest financial and operating statements given to Lender by or on behalf of Borrower and after giving effect to those items disclosed on
     Schedule 5.1 attached hereto which, for purposes of applying this provision
     ------------
     following the Effective Date, shall not consider any change or circumstance which took place or existed prior to the Effective Date and had been
                                                             ---
     disclosed to Lender in writing on or before the Effective Date), or the ability of Borrower to Perform the Obligations.

          (b) There shall have been no material, adverse change in the warranties and representations made in the Loan Documents by Borrower and/or any surety for the Performance of the Obligations.

          (c) Neither an Event of Default nor Incipient Default shall have occurred and be continuing.

          (d) The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum rate permitted by the Applicable Usury Law.

          (e) Borrower shall have paid to Lender the Loan Fee and any other applicable fees which are required to be paid at the time of the Advance.

          (f) To the extent that one or more of the Borrowers have requested that they be permitted to make payments directly to the applicable Title Insurers amounts which include, but are not necessarily limited to the premium payable with respect to the issuance of the Title Policies in connection with any prior disbursement of an Advance, Lender shall not be obligated to fund a subsequent Advance until Borrower has made such payment and Lender has received all Title Policies required hereunder. In the event that Borrower for any reason fails to make such payment to the Title Insurer, Lender shall be entitled to make such payment directly in order to cause the Title

     Policy to be issued, and the amount of any such payment shall constitute an Obligation hereunder.

     4.4  Conditions Satisfied at Borrower's Expense.  The conditions to
          ------------------------------------------
Advances shall be satisfied by Borrower at its expense.

     4.5  Minimum Amount and Maximum Frequency of Advances.  Advances shall be
          ------------------------------------------------
made in amounts not less than the amounts identified in the Schedule as the Minimum Advance Amount. Advances shall be made no more frequently in any calendar month than the frequency identified in the Schedule as the Maximum Advance Frequency.

     4.6  Disbursement of Advances.  Advances may be payable to Borrower; or if
          ------------------------
requested by Borrower and approved in writing by Lender, to others, either severally or jointly with Borrower, for the credit or benefit of Borrower. Advances shall be disbursed by wire transfer or, at Borrower's option exercised by written request to Lender, by check or drafts. Borrower will pay Lender's reasonable charge in connection with any wire transfer, and Lender's current charge is identified in the Schedule as the Wire Transfer Fee. Lender may, at its option, withhold from any Advance any sum (including costs and expenses) then due to it under the terms of the Loan Documents or which Borrower would be obligated to reimburse Lender pursuant to the Loan Documents if first paid directly by Lender.

     4.7  No Waiver.  Although Lender shall have no obligation to make an
          ---------
Advance unless and until all of the conditions precedent to the Advance have been satisfied, Lender may, at its discretion, make Advances prior to that time without waiving or releasing any of the Obligations.

5.   BORROWER'S REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to Lender that, other than with respect to those matters which have been disclosed in writing to Lender as of the Effective Date, a listing of which is set forth on Schedule 5.1 attached
                                                       ------------
hereto:

     5.1  Good Standing.  Borrower is and duly organized, validly existing and
          -------------
in good standing as a business organization of the type identified in the Schedule as Borrower's Type of Business Organization under the laws of the state identified in the Schedule as Borrower's State of Organization and is in good standing and authorized to do business in the jurisdiction where each Project is located and in each jurisdiction where Borrower is at any time selling Time-Share Interests or where at any time the location or nature of its properties or its business makes such good standing and qualification necessary. Borrower has full power and authority to carry on its business and own its property.

     5.2  Power and Authority; Enforceability.  Borrower has full power and
          -----------------------------------
authority to execute and deliver the Loan Documents and to Perform the Obligations. All action necessary and required by Borrower's Articles of Organization and all other Legal Requirements for Borrower to obtain the Inventory Loan, to execute and deliver the Loan Documents which have been or will be executed and delivered in connection with the Loan Documents and to Perform the Obligations has been duly and effectively taken. The Loan Documents are, and to Borrower's knowledge shall be, legal, valid, binding and enforceable against Borrower; and do not violate the Applicable Usury Law or constitute a default or result in the imposition of a lien under the terms or provisions of any agreement to which Borrower is a party. Except for the Third Party Consents delivered pursuant to paragraph 4.1(a) and the consents evidenced by the
                      ----------------
Resolutions delivered pursuant to paragraph 4.1(b), no consent of any
                                  ----------------
governmental agency or any other person not a party to this Agreement is or will be required as a condition to the execution, delivery or enforceability of the Loan Documents .

     5.3  Borrower's Principal Place of Business.  Borrower's principal place of
          --------------------------------------
business and chief executive office are located at the addresses identified in the Schedule as Borrower's Principal Place of Business and Borrower's Chief Executive Office.

     5.4  No Litigation.  There is no action, litigation or other proceeding
          -------------
pending or, to Borrower's knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body against Borrower which could reasonably be expected to result in a Material Adverse Effect, other than with respect to actions or proceedings involving or relating to the operation of an individual Project only (e.g., personal injury lawsuits) which are adequately covered by insurance with respect to which the applicable insurance carrier has neither denied coverage nor delivered to the applicable Borrower a letter reserving its rights with respect to the claims asserted. Borrower will promptly notify Lender if any such action, litigation or proceeding is commenced or threatened, and the foregoing representation and warranty shall be deemed to be true and accurate at any given time after giving effect to all disclosures of any hereafter-arising matters of which Borrower has provided notice to Lender after the date of this Agreement.

     5.5  Compliance with Legal Requirements.  Borrower has complied with all
          ----------------------------------
Legal Requirements, including, without limitation all Legal Requirements of (a) the state in which the Project is located and (b) all other governmental jurisdictions in which either (i) the

Project is located or (ii) Time-Share Interests will be sold or offered for sale, except to the extent that the failure of Borrower to have complied with any such Legal Requirements would not reasonably be expected to have a Material Adverse Effect.

     5.6  No Misrepresentations.  The Loan Documents and all certificates,
          ---------------------
financial statements and written materials furnished to Lender by or on behalf of Borrower in connection with the Inventory Loan do not contain as of the date furnished to Lender any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect any Project, the Collateral, the business or financial condition of Borrower, or the ability of Borrower to Perform the Obligations.

     5.7  No Default for Third Party Obligations.  Borrower is not in default
          --------------------------------------
under any other agreement evidencing, guaranteeing or securing borrowed money or a receivables purchase financing or in violation of or in default under any material term in any other material agreement, instrument, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

     5.8  Payment of Taxes and Other Impositions.  Borrower has filed  all tax
          --------------------------------------
returns and, subject to the provisions of paragraph 9.21, has paid all
                                          --------------
Impositions, if any, required to be filed by it or paid by it, including real estate taxes and assessments relating to the Project or the Collateral.

     5.9  Sales Activities.  Prior to the date of this Agreement, Borrower has
          ----------------
sold Time-Share Interests and offered Time-Share Interests for sale only in the jurisdictions identified in the Schedule as the Jurisdictions Where Sales And/or Offers to Sell Have Occurred.

     5.10 Time-Share Interest Not a Security.  Borrower has not sold or offered
          ----------------------------------
for sale any Time-Share Interest as an investment. Neither the sale nor the offering for sale of any Time-Share Interest will constitute the sale or the offering for sale of a security under any applicable law.

     5.11 Zoning Compliance.  Neither time-share use nor other transient use and
          -----------------
occupancy of any Time-Share Project violates or constitutes or will violate or constitute a non-conforming use or require a variance under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of any Time-Share Project or Project Inventory Under Construction.

     5.12 Eligible Inventory.  Each unsold Time-Share Interest which is
          ------------------
encumbered in favor of Lender pursuant to this Agreement and against which an Advance is requested, or which is encumbered in favor of Lender pursuant to Borrowers' obligations under paragraph 2.7 shall constitute Eligible Inventory
                             -------------
at the time such Advance is made. Borrower has Performed in all material respects all of its obligations to Purchasers, to the extent that Borrower was obligated to have performed such obligations as of the date hereof, and with respect to any obligations to Purchasers as to which performance by Borrower is to occur in the future, Borrower is not aware of any fact or circumstance which causes it to believe that it will be unable to timely perform those obligations.

     5.13 Association; Assessments and Reserves.  Each Purchaser, upon the
          -------------------------------------
closing of the purchase by such Person of a Time-Share Interest, automatically became a member of the applicable Time-Share Association, and is thereafter entitled to remain a member of the Time-Share Association and be entitled to vote on the affairs thereof, subject only to retaining ownership of a Time-Share Interest. At all times throughout the Term: (a) the Time-Share Association will have authority to levy annual assessments to cover the costs of maintaining and operating the Time-Share Project; (b) to Borrower's knowledge, the Time-Share Association will be solvent; (c) to Borrower's knowledge, levied assessments will be adequate to cover the current costs of maintaining and operating the Time-Share Project and to establish and maintain a reasonable reserve for capital improvements; and (d) to Borrower's knowledge, there will be no events which could give rise to a material increase in such costs, except for additions of subsequent phases of the Time-Share Project that will not materially increase assessments.

     5.14 Title to and Maintenance of Common Areas and Amenities.  Except as
          ------------------------------------------------------
otherwise permitted and disclosed by the Time-Share Program Governing Documents:
(a) the Time-Share Association or the owners of Time-Share Interests in common will at all times own the furnishings in the Units and all the common areas in the Time-Share Project and other amenities which have been promised or represented as being available to Purchasers (except to the extent of those amenities which are available to the Purchasers pursuant to a lease or form of access other than ownership, which alternate form of access was disclosed to the Purchasers in the Time-Share Program governing documents), free and clear of liens and security interests except for the Permitted Encumbrances; (b) no part of the Time-Share Project is or will be subject to partition by the owners of Time-Share Interests (provided, however, that individual owners of Time-Share Interests have the right to partition those Time-Share Interests, which partition does not affect the Time-Share Project taken as a whole); and (c) all access roads and utilities and off-site improvements necessary to the use of the Time-Share Project will have been dedicated to and/or accepted by the responsible governmental authority or utility company or are owned by an association of owners of property in a larger planned development or developments of which the Time-Share Project is a part.

     5.15 Year 2000.  Borrower has taken all action reasonably believed to be
          ---------
sufficient to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999.

     5.16 Certain Matters Affecting Project Inventory Under Construction.  With
          --------------------------------------------------------------
respect to all Project Inventory Under Construction which has been contributed either to the Primary Borrowing Base or the Supplemental Borrowing Base, Borrowers hereby represent and warrant that as of the time any such Project is contributed, there are no outstanding mechanics', materialmen's or other artisan's liens, and that there is no Person who would be entitled to file any such lien claim except for those Persons who have performed services and whose invoices are not past their due date.

     5.17 Survival and Additional Representations and Warranties.  The
          ------------------------------------------------------
representations and warranties and contained in this Article 5 are in addition
                                                     ---------
to, and not in derogation of, the representations and warranties contained elsewhere in the Loan Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

6.   BORROWER'S COVENANTS

     6.1  Borrower's Affirmative Covenants.
          --------------------------------

          (a) Good Standing.  Borrower will maintain its existence as a business
              -------------
     organization of the type described below when it has signed this Agreement, duly organized, validly existing and in good standing as the type of organization identified in the Schedule as Borrower's Type of Business Organization under the laws of the state identified in the Schedule as State of Organization and remain in good standing and authorized to do business in the jurisdiction where the Project is located and in each jurisdiction where Borrower is then selling Time-Share Interests or where at any time the location or nature of its properties or its business then makes such good standing and qualification necessary. Borrower will maintain full authority to Perform the Obligations and to carry on its business and own its property.

          (b) Compliance with Legal Requirements.  Borrower will comply with all
              ----------------------------------
     Legal Requirements in all material respects, including, without limitation, all Legal Requirements of the state in which the Project is located and all other governmental jurisdictions in which the Project is located or in which Time-Share Interests will be sold or offered for sale.

          (c) Insurance.  Borrower will pay the cost of and will maintain and
              ---------
     deliver to Lender evidence of insurance policies required by Lender which cover such risks, are written by insurers and are in amounts and on forms satisfactory to Lender. The foregoing notwithstanding, to the extent that it is the responsibility of any Time-Share Association to maintain insurance which is required by Lender, Borrower shall be permitted to perform its obligations pursuant to this paragraph 6.1(c) by delivering
                                              ----------------
     evidence to Lender confirming that the necessary insurance is being maintained by such Time-Share Association; provided, however, that with respect to any Time-Share Association as to which one or more Borrower has the power to direct and control its activities, such Borrower shall be responsible for providing satisfactory insurance in the event such Time-Share Association has failed to do so.

          (d)  Reports.
               -------

               (i) Financial Information.  Commencing with the period ending
                   ---------------------
     December 31, 1999, Borrower will furnish or cause to be furnished to Lender within one hundred twenty (120) days after each fiscal year of the subject, a copy of the current annual financial statements of Borrower and of each Time-Share Association; and will furnish or cause to be furnished to Lender within forty-five (45) days after each interim quarterly fiscal period of the subject, a copy of the current financial statements of Borrower for the period commencing with the first day of the fiscal year and concluding with such quarter end. Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and of cash flow for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), all in reasonable detail. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. All financial statements of Borrower and of each Time-Share Association shall be certified by the chief financial officer of such entity. Annual statements of Borrower and of each Time-Share Association shall be audited, certified by a recognized firm of certified public accountants reasonably satisfactory to Lender. Anything in this paragraph 6.1(d)(i) to the contrary notwithstanding, the following two
          -------------------
     conventions shall be applied to Borrower's reporting obligations hereunder. With respect to Borrower's required financial information hereunder, Borrower shall be permitted to satisfy its reporting obligations by providing a copy of Primary Borrower's consolidated financial statements as filed with the U.S. Securities and Exchange Commission (the "SEC"), as long
                                                                  ---
     as those reports are in compliance with then existing SEC reporting requirements for publicly traded companies. With respect to the financial information required to be provided for the various Time-Share Associations, in the event that no Borrower is in control of a given Time-Share Association, then Borrower's obligation to provide the foregoing financial information shall only require Borrower to use its reasonable good faith efforts to obtain and deliver to Lender the information requested. In the event that Primary Borrower shall ever cease to be a reporting company with the SEC, with the result that the financial statements provided by Primary Borrower hereunder shall no longer be Primary Borrower's consolidated financial statements as filed with the SEC, then upon such occurrence Primary Borrower shall be obligated to deliver to Lender, together with such financial statements as Primary Borrower does deliver to Lender, a certificate signed by Borrower's chief executive officer and chief financial officer stating that, to the best of such person's knowledge, there exists no Event of Default or Incipient Default or, if any such Event of Default or Incipient Default exists, specifying the nature and period of its existence and what action Borrower proposes to take with respect to it. Such certificate shall state specifically that Borrower is in compliance with paragraphs 6.1(c), 6.2(b) and 6.2(c), along
                                    -------------------------     ------
     with any required financial covenants. For purposes of this paragraph, in the case of a partnership or limited liability company, "chief executive
                                                              ---------------
     officer" of an entity shall mean the general partner, member or manager
     -------
     having primary responsibility for the operations of such entity; and "chief
                                                                           -----
     financial officer" of such an entity shall mean the general partner, member
     -----------------
     or manager having primary responsibility for the finances of such entity.

               (ii)  Litigation.  Borrower will promptly notify Lender if any
                     ----------
     action, litigation or other proceeding becomes pending or, to Borrower's knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body against Borrower, which could reasonably be expected to result in a Material Adverse Effect (exclusive of those items which are related to an individual Project and with respect to which adequate insurance coverage [which has not been denied or reserved against] exist, in the manner described in paragraph 5.4 hereof). The foregoing
                                       -------------
     notwithstanding, with respect to any lawsuit involving a shareholder class action against Primary Borrower, or seeking to establish or confirm a class of shareholders for purposes of pursuing a shareholder class action against Primary Borrower, Primary Borrower shall only be required to notify Lender as of the fifteenth (15th) and last day of each month with respect to any such lawsuits filed subsequent to the last such report provided by Primary Borrower.

               (iii) Sales Reports.  On or before the fifteenth (15th) day
                     -------------
     after the end of each month, Borrower will cause to be furnished to Lender, if requested by Lender in writing, a sales report showing the number of sales and closings of Time-Share Interests and the aggregate dollar amount thereof, including down payments, during such month.

               (iv)  Time-Share Project and Sales Information.  Borrower will
                     ----------------------------------------
     deliver current price lists for Time-Share Interests to Lender from to time to time within ten (10) Business Days after receipt of a written request from Lender to do so. Borrower will deliver to Lender from time to time, as available and promptly upon amendment or effective date, upon written request from Lender for such information, sales literature, registrations/ consents to sell, and final public reports/public offering statements/ prospectuses. Borrower will deliver to Lender, upon written request from Lender for such information, any changes which Borrower proposes or any other person having the power to do so proposes be made to the Time-Share Program Governing Documents last delivered to Lender, together with a description and explanation of the changes; and other items requested by Lender which relate to the Time-Share Interests.

               (v)   Right to Inspect. Borrower will at its expense permit
                     ----------------
     Lender and its representatives at all reasonable times to inspect each Project and to inspect, audit and copy Borrower's books and records.

               (vi)  Time-Share Association Budgets.  Borrower will submit to
                     ------------------------------
     Lender (if the same had been requested by

     Lender in writing) within ten (10) days after each is available, proposed annual maintenance and operating budgets of the Time-Share Association, certified to be adequate by the Time-Share Manager (or if there is not a Time-Share Manager, by an authorized officer of the Time-Share Association) and a statement of the annual assessment to be levied upon the owners of Time-Share Interests; and will use reasonable good faith efforts to cause to be made available to Lender for inspection, auditing and copying, upon Lender's request, the books and records of the Time-Share Association.

               (vii)  Material Increases to Assessments.  If Borrower has
                      ---------------------------------
     knowledge or has reason to believe that an event (other than general changes in the economy) has occurred or could occur which could give rise to a material increase in assessments to cover the then current costs of operating the Time-Share Project and to establish and maintain a reasonable reserve for capital improvements to the Time-Share Project, it will notify Lender of the occurrence of such event.

               (viii) Additional Information.  Borrower will deliver to
                      ----------------------
     Lender the reports and other information required pursuant to paragraph
                                                                   ---------
     3.3, and Borrower will make available such further information as Lender may from time to time reasonably request.

          (e)  Correction of Construction Liens.  In the event that any
               --------------------------------
     mechanics', materialmen's or other artisan's liens (herein, the "Construction Liens") are at any time filed or recorded against any Project Inventory Under Construction, Borrowers shall promptly either (i) cause all such liens to be paid in full and released; (ii) provide Lender with a Title Policy or an endorsement to an existing Title Policy confirming the priority of the lien of Lender's Mortgage over the priority of any such Construction Liens; (iii) provide to Lender a bond or other form of assurance, in form and substance satisfactory to Lender, assuring against the foreclosure of any such Construction Liens; or (iv) deliver substitute Collateral in favor of Lender in replacement of any Collateral subject to such Construction Liens and in an amount sufficient to preserve the Primary Borrowing Base or the Supplemental Borrowing Base Maintenance Requirement, as applicable. In the event that any such Construction Liens at any time are recorded, unless Borrower has effected one of the above remedies within ten (10) days following the date such liens are recorded, Lender shall create a Construction Reserve in an amount equal to the amount of the lien claims.

          (f)  Payment of Taxes and Other Impositions. Subject to the provisions
               --------------------------------------
     of paragraph 9.21, Borrower will file all tax returns and will pay all
        --------------
     Impositions, if any, required to be filed by it or paid by it, including real estate taxes and assessments relating to the Project or the Collateral. Borrower will provide to Lender (if Lender has requested in writing that Borrower provide such information) not more than thirty (30) days after such Impositions required to be paid pursuant to the preceding sentence become delinquent evidence that all Impositions required to be paid pursuant to the preceding sentence on the Units and Time-Share Project common areas and related amenities have been paid in full.

          (g)  Payment of Impositions.  Borrower will promptly pay upon demand
               ----------------------
     all Impositions imposed upon Lender by any state of the United States or political subdivision thereof or the United States by reason of the Loan Documents, the Collateral and/or any sale, rental, use, delivery or transfer of title to the Collateral, other than any tax measured by net income payable by Lender to any State of the United States or political subdivision thereof or to the United States of America under Section 11 or
                                                                  -------------
     1201 of the Internal Revenue Code, as amended, in consequence of the
     ----
     receipt of payments provided for in the Loan Documents. If it is unlawful for Borrower to pay such Impositions, Borrower shall not be required to pay such Impositions; but Lender may demand payment of such additional amount as is necessary to maintain Lender's yields on the Inventory Loan in either a single payment or at Lender's option, in installment payments, and Borrower will pay such amount upon demand. If it is unlawful to pay such additional amount, Borrower shall not be required to pay it; but Lender may demand immediate payment of the Obligations in full, and Borrower will pay the Obligations in full within sixty (60) days after such demand. If Lender has not received evidence satisfactory to it from Borrower that such Impositions have been paid by Borrower within five (5) Business Days after demand was made upon Borrower to make such payment, Lender may, at its option, pay the same, and Borrower shall immediately reimburse Lender for such sums so expended, together with interest at the Default Rate.

          (h)  Further Assurance.  Borrower will execute or cause to be executed
               -----------------
     all documents and do or cause to be done all acts reasonably necessary for Lender to perfect or evidence and to continue the perfection of the liens and security interest of Lender in the Collateral or otherwise to reasonably effectuate the intent and purposes of the Loan Documents.

          (i)  Fulfillment of Obligations to Purchasers.  Borrower will fulfill,
               ----------------------------------------
     and will cause its Affiliates, agents and independent contractors at all times to fulfill, all their respective material obligations to Purchasers. Borrower will Perform all of its material obligations under the Time-Share Program Consumer Documents and the Time-Share Program Governing Documents.

          (j)  Material Increases to Assessments.  Borrower (i) will use
               ---------------------------------
     reasonable good faith efforts to cause the Time-Share Association to (A) discharge its obligations under the Time-Share Program Governing Documents and (B) maintain a reasonable reserve for capital improvements to the Time-Share Project; and (ii) so long as Borrower controls the Time-Share Association, will cause each such Time-Share Association to maintain a budget requiring the payment of dues and assessments which are designed, on an annual basis, to make available sufficient funds to adequately provide for the maintenance and operating expenses incurred by the Time-Share Association, together with a reasonable reserve for capital improvements and the amount of any installment of real property taxes currently due and payable with respect to the Time-Share Project and related amenities, and in the event that, as a result of unexpected contingencies, the amount budgeted in any given year fails to adequately provide for the foregoing, Borrower shall cause such Time-Share Association to take reasonable steps, either in the form of a special assessment or through an increase in the annual assessment for upcoming years, in order to make-up for any budgetary shortfalls.

          (k)  Maintenance of Time-Share Project and Other Property.  Borrower
               ----------------------------------------------------
     will maintain or cause to be maintained in good condition and repair all common areas in the Time-Share Project and other on-site amenities which have been promised or represented as being available to Purchasers and which are not the responsibility of the Time-Share Association to maintain and repair and, to the extent owned by Borrower or an Affiliate of Borrower, all portions of improvements in which Units are located and are not part of the Time-Share Project. Borrower will maintain or cause the Time-Share Association to maintain a reasonable reserve to assure compliance with the terms of the foregoing sentence, to the extent that Borrower is in control of the applicable Time-Share Association. In applying the foregoing provision, Borrower shall be permitted to implement the funding of necessary reserves on a staged basis, through increases in applicable Time-Share Association dues over a period of one or more years, as deemed appropriate by Borrower in its reasonable and prudent business judgment, to the extent that such increases would reasonably be expected to cause sufficient reserve amounts to be available on or before the date the expenditure of funds from such reserves was anticipated to occur. In the event Borrower is no longer in control of such Time-Share Association, Borrower shall use reasonable good faith efforts to cause such Time-Share Association to include within its budget a reasonable reserve to assure compliance with the terms of this paragraph 6.1(k).
                                       ----------------

          (l)  Maintenance of Larger Tract.  To the extent either the Time-Share
               ---------------------------
     Project is part of a larger common ownership regime or planned development or parts of buildings in which Units are located are not part of the Time-Share Project, Borrower will pay its share of such common expenses as has been allocated to the Inventory. Borrower will use commercially reasonable efforts to cause all such property which is not part of the Time-Share Project to be professionally managed in a first class manner.

          (m)  Year 2000.  Borrower shall take all action reasonably believed to
               ---------
     be sufficient to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999. At Lender's request, Borrower shall provide to Lender assurance reasonably acceptable to Lender that Borrower's computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible.

          (n)  Tangible Net Worth.  Primary Borrower shall maintain, on a
               ------------------
     consolidated basis, Tangible Net Worth (as hereafter defined) in an amount of not less than $120,000,000 for each test conducted through and including the test as of September 30, 2000, and thereafter shall maintain, on a consolidated basis, Tangible Net Worth in an amount of not less than $150,000,000. "Tangible Net Worth" shall be defined as Primary
                              ------------------
     Borrower's stockholders' equity, on a consolidated basis, less the amount of any intangible assets shown on Primary Borrower's consolidated balance sheet. The foregoing covenant shall be tested quarterly, commencing December 31, 1999, concurrently with the delivery of Primary Borrower's quarterly and annual financial information to the SEC, and on the basis of the financial information reported to the SEC.

          (o)  Leverage Ratio.  Primary Borrower shall maintain, on a
               --------------
     consolidated basis, a ratio of total liabilities to Tangible Net Worth of not greater than 7.0:1.0 for each test conducted through and including the test as of September 30, 2000, and thereafter shall maintain, on a consolidated basis, a ratio of total liabilities to Tangible Net Worth of not greater than 6.0:1.0. The foregoing covenant shall be tested quarterly, commencing December 31, 1999, simultaneously with, and on the basis of, Primary Borrower's financial information as reported to the SEC.

          (p)  Net Profit Margin.  Primary Borrower shall maintain, on a
               -----------------
     consolidated basis, a "Net Profit Margin" (as hereafter defined) of at least five percent (5%). "Net Profit Margin" shall be defined, for any
                                -----------------
     period of measurement, as Primary Borrower's consolidated net income during such period divided by Primary Borrower's consolidated gross revenue during the same period (with respect to the determination of both net income and gross revenues, excluding the effect of any extraordinary gains or losses and any other non-recurring items not in the ordinary course of business, as determined in accordance with GAAP). The foregoing covenant shall be tested quarterly, commencing June 30, 2000, on the basis of the trailing two fiscal quarters most recently completed as of each test date, on the basis of Primary Borrower's financial information as reported to the SEC.

     6.2  Borrower's Negative Covenants.
          -----------------------------

          (a)  Change in Borrower's Name or Principal Place of Business.
               --------------------------------------------------------
     Borrower will not change its name or move its principal place of business or chief executive office except upon not less than sixty (60) days prior written notice to Lender.

          (b)  Restrictions on Additional Indebtedness.  Borrower will not incur
               ---------------------------------------
     any additional indebtedness which indebtedness is in any manner secured by a lien on all or any part of the Inventory.

          (c)  Restrictions on Liens or Transfers.  Borrower, without the prior
               ----------------------------------
     written consent of Lender, will not: (i) sell, convey, lease, pledge, hypothecate, encumber or otherwise transfer any security for the Performance of the Obligations, except to the extent Borrower is permitted to sell unsold Completed Project Inventory constituting a portion of the Collateral and to obtain releases from Lender with respect to such sales, in accordance with paragraph 3.2 hereof; (ii) permit or suffer to exist any
                        -------------
     liens, security interests or other encumbrances on the Inventory, except for the Permitted Encumbrances and liens and security interests expressly granted to Lender; (iii) sell, convey, lease, transfer or dispose of all or substantially all of its assets to another entity; or (iv) enter into any merger, consolidation, or other form of corporate reorganization, unless Borrower is the surviving corporation of such merger, consolidation or reorganization. The foregoing notwithstanding, nothing in this paragraph
                                                                     ---------
     6.2(c) is intended to restrict or otherwise prohibit the ability of Primary
     ------
     Borrower to cause any Affiliate to be merged with or into Primary Borrower, as long as Primary Borrower is the surviving entity of such merger.

          (d)  No Sales Activities Prior to Approval. Borrower will not sell any
               -------------------------------------
     Time-Share Interest or offer any Time-Share Interest for sale in any jurisdiction, unless: (i) Borrower has delivered to Lender true and complete copies of the Minimum Required Time-Share Approvals required in such jurisdiction for its proposed conduct and all other evidence required by Lender that Borrower has complied in all material respects with the Legal Requirements of such jurisdiction governing its proposed conduct; and
     (ii) Borrower has delivered to Lender the Time-Share Program Consumer Documents and the Time-Share Program Governing Documents which Borrower is using in connection with the Time-Share Project and the sale or offering for sale of Time-Share Interests in such jurisdiction and such documents have been approved by Lender, which approval shall not be unreasonably withheld.

          (e)  No Modification of Time-Share Documents. Borrower will not cancel
               ---------------------------------------
     or
     materially modify, or consent to or suffer to exist any cancellation or material modification of any Time-Share Program Governing Document. The foregoing notwithstanding, the following events shall not be deemed a material modification to any Time-Share Program Governing Document requiring the consent of Lender hereunder: (1) the addition of Units to any Time-Share Program, to the extent such Units were contemplated to be added in stages as an individual Time-Share Project was developed, or (2) a conversion of all or a portion of the rights in a given Time-Share Project from a structure in which such ownership rights are characterized as Time-Share Interests which are identifiable to a specific Unit and/or period of time to a structure in which such ownership rights are characterized as "points" or other comparable form which may or may not be identifiable to a specific Unit and/or period of time, in the manner from time to time implemented by Borrower with respect to the program that Primary Borrower refers to as "Club Sunterra," provided that the resulting interests in each Time-Share Project constitute separately identifiable and legally described direct ownership interests in real property.

          (f) Maintenance of Larger Tract.  To the extent either the Time-Share
              ---------------------------
     Project is part of a larger common ownership regime or planned development or parts of buildings in which Units are located are not part of the Time-Share Project, for the period during which Borrower is in control of the larger common ownership regime or planned development, Borrower will not permit common expenses to be allocated to the Time-Share Project in an unreasonably disproportionate manner.

     6.3  Survival of Covenants.  The covenants contained in this Article 6 are
          ---------------------                                   ---------
in addition to, and not in derogation of, the covenants contained elsewhere in the Loan Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

7.   DEFAULT

     7.1  Events of Default.  The occurrence of any of the following events or
          -----------------
conditions shall constitute an Event of Default by Borrower under the Loan
Documents:

          (a) failure of Lender to receive from Borrower within five (5) Business Days of the date when due and payable (i) any amount payable under the Notes or (ii) any other payment due under the Loan Documents, except for the payments required as of each Principal Reduction Date (in order to cause the then outstanding balance of the Inventory Loan to be less than or equal to the then permitted Maximum Inventory Loan Amount) and the payment due on the Maturity Date, for none of which any grace period shall be allowed;

          (b) any representation or warranty which is made by a person other than Lender and is contained in the Loan Documents or in any certificate furnished to Lender under the Loan Documents by or on behalf of Borrower proves to be, in any material respect, false or misleading as of the date deemed made, and Borrower has failed to cause such representation or warranty to become true and correct, in all material respects, within thirty (30) days following notice from Lender;

          (c) a default in the Performance of the Obligations set forth in paragraph 6.1(n), 6.1(o), 6.1(p), 6.2(b), 6.2(c)(i), 6.2(c)(iii), or
     --------------------------------------------------------------------
     6.2(c)(iv);
     ----------

          (d) a default in the Performance of the Obligations or a violation of any term, covenant or provision of the Loan Documents (other than a default or violation referred to elsewhere in this paragraph 7.1) which continues
                                                -------------
     unremedied (i) for a period of thirty (30) days after notice of such default or violation to Borrower in the case of a default under or violation of paragraph 6.2(c)(ii) or any default or violation which can be
                  --------------------
     cured by the payment of money alone or (ii) for a period of thirty (30) days after notice to Borrower in the case of any other default or violation;

          (e) an "Event of Default," as defined in any of the other Loan
                  ----------------
     Documents;

          (f) any default by Borrower under any other agreement evidencing, guaranteeing or securing borrowed money or a receivables purchase financing involving an obligation in excess of One Million Dollars ($1,000,000) to make a payment of principal or interest or to repurchase receivables;

          (g) any final, non-appealable judgment or decree for money damages or for a fine or penalty against Borrower which is not paid and discharged or stayed within thirty (30) days thereafter and which, when aggregated with all other judgment(s) or decree(s) that have remained unpaid and undischarged or are not stayed for such period, are in excess of One Million Dollars ($1,000,000);

          (h) any party holding a lien on or security interest in any Collateral commences foreclosure or similar sale thereof, unless Borrower causes such proceeding to be stayed pending determination of the rights of the respective parties with respect to such Collateral, which stay continually prevents the party holding the lien or security interest from proceeding against the Collateral at issue;

          (i) a material adverse change in any Project, the Collateral or the business or financial condition of Borrower, which change is not enumerated in this paragraph 7.1, as the result of which Lender in good faith deems
             -------------
     the prospect of Performance of the Obligations materially impaired or the Collateral materially imperiled; provided, however, that no Event of
                                      --------  -------
     Default shall be deemed to occur as a result of this paragraph 7.1(i)
                                                          ----------------
     arising due to any reduction in either the Primary Borrowing Base or the Supplemental Borrowing Base caused by any Eligible Completed Project Inventory or any Eligible Project Inventory Under Construction having become ineligible unless Borrowers have failed to provide substitute Collateral sufficient to cure any Borrowing Base Shortfall, or to cause the Supplemental Borrowing Base to equal or exceed the Supplemental Borrowing Base Maintenance Requirement, by the date which is ten (10) Business Days following the earlier of (x) the date Borrower submits a Borrowing Base Report disclosing either any Borrowing Base Shortfall or any failure of the Supplemental Borrowing Base to equal or exceed the Supplemental Borrowing Base Maintenance Requirement, or (y) the date on which Lender notifies Borrowers that an adverse change of this nature has occurred;

          (j) Borrower shall (i) generally not be paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property, (v) be adjudicated insolvent, (vi) dissolve or commence to wind-up its affairs or (vii) take any action for purposes of the foregoing; or a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency or the appointment of a custodian under the laws of any jurisdiction is filed against Borrower or a custodian is appointed for Borrower, the Collateral or any material part of Borrower's property and such proceeding is not dismissed and appointment vacated within ninety (90) days thereafter;

          (k) any of the events enumerated in paragraphs 7.1(f), (g), (i) or (j)
                                              ---------------------------    ---
     occurs with respect to any general partner or manager of Borrower, if Borrower is a partnership or limited liability company, or any surety for the Performance of the Obligations;

          (l) failure of Lender to receive from Borrower, within thirty (30) days of the date Borrower knows of such event, notice of any event which renders any representation or warranty in any Loan Documents false in any material, adverse respect were it made after the occurrence of such condition;

          (m) any "Event of Default" under the Warehouse Loan shall occur, as defined in that certain Loan and Security Agreement to be entered into between Primary Borrower and Lender which evidences the Warehouse Loan;

          (n) if Primary Borrower shall have failed, on or before the date sixty
     (60) days following the Effective Date, to have successfully closed, on terms and conditions acceptable to Lender (and on economic terms substantially in accordance with the terms set forth in those certain proposal letters from Lender to Primary Borrower with respect to each of the following), each of the following facilities: (i) the Warehouse Loan;
     (ii) a facility pursuant to which Lender shall purchase up to $20,000,000 of receivables owned by Primary Borrower or one of its Affiliates; and
     (iii) a facility pursuant to which Lender and/or its Affiliates shall make available a $100,000,000 receivables conduit facility to Primary Borrower; provided, however, that the failure of Primary Borrower to have closed all
                                                                            ---
     of the foregoing facilities by the date specified shall not constitute an Event of Default hereunder if the foregoing facilities fail to close by the date specified either (x) as the result of reasons within Lender's control but not under the control of Primary Borrower or (y) because Lender declines to approve funding of any of the foregoing facilities (or, with respect to the conduit facility described in clause (iii) above, as to those terms for the conduit facility that are not yet specified in Lender's proposal letter to Primary Borrower, Lender approves such facility on economic terms materially less favorable to Primary Borrower than are otherwise available to Primary Borrower from other sources), in which event Primary Borrower shall have a period of one hundred twenty
     (120) days from the date Lender indicates its unwillingness to approve any such facility (or, with respect to the conduit facility described above, approves such facility on economic terms, as to presently unspecified items, that Primary Borrower notifies Lender Primary Borrower believes are materially less favorable to it than are otherwise available) to close the relevant facility with another lender on terms and conditions which are satisfactory to Lender; or

          (o) with respect to the facilities described in clauses (ii) or (iii) of paragraph 7.1(n) above, if either facility is funded by Lender, if
        ----------------
     Primary Borrower fails to perform on any repurchase obligation in favor of Lender set forth in the documentation for such facilities, after giving effect to any applicable grace periods set forth in such documentation.

     7.2  Remedies.  At any time after an Event of Default has occurred and
          --------
while it is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Loan Documents and not in limitation thereof, do any one or more of the following:

          (a)  cease to make further Advances;

          (b) declare the Notes, together with all other sums owing by Borrower to Lender in connection with the Inventory Loan, immediately due and payable without notice, presentment, demand or protest, which are hereby waived by Borrower;

          (c) proceed to protect and enforce its rights and remedies under the Loan Documents and to foreclose or otherwise realize upon its security for the Performance of the Obligations, or to exercise any other rights and remedies available to it at law, in equity or by statute; and

          (d) without notice to Borrower, have a receiver appointed for Borrower and/or its property.

     7.3  Application of Proceeds During an Event of Default.  Notwithstanding
          --------------------------------------------------
anything in the Loan Documents to the contrary, while an Event of Default exists, any cash received and retained by Lender in connection with the Collateral may be applied to payment of the Obligations in the manner provided in paragraph 7.5.
   -------------

     7.4  Uniform Commercial Remedies; Sale.
          ---------------------------------

          (a) UCC Remedies; Sale of Collateral.  Lender shall have all of the
              --------------------------------
     rights and remedies of a secured party under the Uniform Commercial Code of the State of Arizona and of the state in which the applicable Collateral is situated, and all other rights and remedies accorded to a Secured Party at equity or law with respect to that portion of the Collateral not consisting of an interest in real property. Any notice of sale or other disposition of such non-real property Collateral given not less than ten (10) days prior to such proposed action in connection with the exercise of Lender's rights and remedies shall constitute reasonable and fair notice of such action. Lender may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated on the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale. Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment as Lender may determine. Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender in good current funds. Despite the consummation of any such sale, Borrower shall remain liable for any deficiency on the Obligations which remains outstanding following such sale. All net proceeds recovered pursuant to a sale shall be applied in accordance with the provisions of paragraph 7.5.
                                                     -------------

          (b) Lender's Right to Execute Conveyances.  Lender may, in the name of
              -------------------------------------
     Borrower or in its own name, make and execute all conveyances, assignments and transfers of the Collateral sold in connection with the exercise of Lender's rights and remedies, and Lender is hereby appointed Borrower's attorney-in-fact for this purpose.

     7.5  Application of Proceeds.  The proceeds of any sale of all or any part
          -----------------------
of the Collateral made in connection with the exercise of Lender's rights and remedies shall be applied in the following order of priorities; first, to the payment of all costs and expenses of such sale, including without limitation, reasonable compensation to Lender and its agents, attorneys' fees, and all other expenses, liabilities and advances incurred or made by Lender, its agents and attorneys, in connection with such sale, and any other unreimbursed expenses for which Lender may be reimbursed pursuant to the Loan Documents; second, to the payment of all late charges required by the Loan Documents to be paid by Borrower, in such order and manner as Lender shall in its discretion determine; third, to the payment of the Obligations, in such order and manner as Lender shall in its discretion determine, with no amounts applied to payment of principal until all interest has been paid; fourth, to the other Obligations in such order and manner as Lender may determine; and last, to the payment to Borrower, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     7.6  Lender's Right to Perform.  Lender may, at its option, and without any
          -------------------------
obligation to do so, pay, perform and discharge any and all obligations agreed to be paid or Performed in the Loan Documents by Borrower or any surety for the Performance of the Obligations if (a) such person fails to do so and (b) (i) an Event of Default exists and at least five (5) Business Day's notice has been given to such person of Lender's intention to take such action, (ii) the action taken by Lender involves obtaining insurance which such person has failed to maintain in accordance with the Loan Documents or to deliver evidence thereof, or (iii) in the opinion of Lender, such action must be taken because an emergency exists or to preserve any of the Collateral or its value. For such purposes Lender may use the proceeds of the Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the Loan Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear interest at the Default Rate from the dates of such expenditures until paid.

     7.7  Non-Exclusive Remedies.  No remedy in any Loan Document conferred on
          ----------------------
or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under any Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power shall be construed to be a waiver of or acquiescence to any default or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

     7.8  Waiver of Marshalling.  Borrower, for itself and for all who may claim
          ---------------------
through or under it, hereby expressly waives and releases all right to have the Collateral, or any part of the Collateral, marshalled on any foreclosure, sale or other enforcement of Lender's rights and remedies.

     7.9  Attorney-in-Fact.  For the purpose of exercising its rights and
          ----------------
remedies under paragraphs 7.2(c) and 7.6, Lender may do so in Borrower's name or
               -----------------     ---
its name and is hereby appointed as Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf as Lender may deem necessary or appropriate in its discretion in the accomplishment of such purposes.

8.  COSTS AND EXPENSES; INDEMNIFICATION

     8.1  Costs and Expenses.  Borrower will pay on demand any and all costs and
          ------------------
expenses incurred by Lender (exclusive of Lender's employees' expenses other than travel expenses) in connection with the initiation, documentation and closing of the Inventory Loan, the making of Advances, the protection of the Collateral, or the enforcement of the Obligations against Borrower, including, without limitation, all attorneys', inspecting architect's/engineer's and other professionals' fees (including, without limitation, reasonable out-of-pocket expenses and reasonable and normal charges of such attorneys' and other professionals for photocopy, telecopy and computer services, and clerical overtime), consumer credit reports, and revenue, documentary stamp, transaction and intangible taxes. Without limiting the generality of the foregoing, if a bankruptcy proceeding is commenced by or against Borrower or otherwise involving the Collateral, Lender shall, to the extent not already provided for herein, be entitled to recover, and Borrower shall be obligated to pay, Lender's attorneys' fees and costs incurred in connection with: any determination of the applicability of the bankruptcy laws to the terms of the Loan Documents or Lender's rights thereunder; any attempt by Lender to enforce or preserve its rights under the bankruptcy laws or to prevent Borrower or any other person from seeking to deny Lender its rights thereunder; any effort by Lender to protect, preserve or enforce its rights against the Collateral, or seeking authority to modify the automatic stay of 11 U.S.C. Section 362 or otherwise seeking to
                             ---------------------
engage in such protection, preservation or enforcement; or any proceeding(s) arising under the bankruptcy laws, or arising in or related to a case under the bankruptcy laws.

     8.2  Indemnification.  Borrower will INDEMNIFY, PROTECT, HOLD HARMLESS, and
          ---------------
defend Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, servants and agents of the foregoing, for, from and against: (a) any and all liability, damage, penalties, or fines, loss, costs or expenses (including, without limitation, court costs and attorneys' fees), claims, demands, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions whatsoever asserted against it and arising from or brought in connection with any Project, the Collateral, Lender's status by virtue of the Loan Documents, creation of liens and security interests, the terms of the Loan Documents or the transactions related thereto, or any act or omission of Borrower or an Agent, or their respective employees or agents, whether actual or alleged unless such act or omission is caused by Lender's gross negligence or willful misconduct; and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party in connection with the Inventory Loan. Each Borrower and Lender hereby represents and warrants to the other that neither such Person has engaged the services of a broker of any other Person to act as an intermediary in connection with the Inventory Loan. On written request by a person or other entity covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party. At Lender's option, Lender may at Borrower's expense prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents or Lender's lien on or security interest in any of the Collateral.

9.  CONSTRUCTION AND GENERAL TERMS

     9.1  Payment Location.  All monies payable under the Loan Documents shall
          ----------------
be paid to Lender at its address set forth following its signature in lawful monies of the United States of America, unless otherwise designated in the Loan Documents or by Lender by notice.

     9.2  Entire Agreement.  The Loan Documents exclusively and completely state
          ----------------
the rights and obligations of Lender and Borrower with respect to the Inventory Loan. No modification, variation, termination, discharge, abandonment or waiver of any of the provisions or conditions of the Loan Documents shall be valid unless in writing and signed by a duly authorized representative of the party sought to be bound by such action. The Loan Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender and Borrower concerning this transaction, including any commitment for financing.

     9.3  Powers Coupled with an Interest.  The powers and agency hereby granted
          -------------------------------
by Borrower are coupled with an interest and are irrevocable until the Obligations have been paid in full and are granted as cumulative to Lender's other remedies for collection and enforcement of the Obligations.

     9.4  Counterparts; Facsimile Signatures.  Any Loan Document may be executed
          ----------------------------------
in counterpart, and any number of copies of such Loan Document which have been executed by all parties shall constitute one (1) original. Delivery of an executed counterpart of any Loan Document by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of such Loan Document. Any party delivering an executed counterpart of any Loan Document by telefacsimile shall also deliver a manually executed counterpart of such Loan Document, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of such Loan Document.

     9.5  Notices.  All notices, requests or demands required or permitted to be
          -------
given under the Loan Documents shall be in writing, and shall be deemed effective (a) upon hand delivery, if hand delivered; (b) one (1) Business Day after such are deposited for delivery via Federal Express or other nationally recognized overnight courier service; or (c) three (3) Business Days after such are deposited in the United States mails, certified or registered mail, all with delivery charges and/or postage prepaid, addressed as shown below, or to such other address as the party being notified may have designated in a notice given to the other party. Written notice may be given by telecopy to the telecopier number shown below or to such other telecopier number as the party being notified may have designated in a notice given to the other party, which notice shall be effective on the day of receipt if received during the recipient's normal business hours on the day of receipt or otherwise on the next Business Day; provided that such notice shall not be deemed effective unless not later than the next Business Day, a copy of such notice is hand delivered or deposited for delivery via courier or in the United States mails in accordance with the requirements set forth above. The notice addresses and telecopy numbers for Primary Borrower and Lender are set forth at the end of this Agreement following their respective signatures. All notices required to be given to any Borrower may be given to such Borrower at the notice address for Primary Borrower set forth herein, each Subsidiary Borrower at any time a party to this Agreement acknowledging that such Subsidiary Borrower maintains executive offices and functions sufficient for the receipt of notice at the offices of Primary Borrower.

     9.6  Successors and Assigns.  All the covenants of Borrower and all the
          ----------------------
rights and remedies of the Lender contained in the Loan Documents shall bind Borrower, and, subject to the restrictions on merger, consolidation and assignment contained in the Loan Documents, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Borrower may not assign its rights in the Loan Documents in whole or in part. Except as may be expressly provided in a Loan Document, no person or other entity shall be deemed a third party beneficiary of any provision of the Loan Documents.

     9.7  Severability.  If any provision of any Loan Document is held to be
          ------------
invalid, illegal or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of the Loan Documents shall not in any way be affected or impaired thereby. In lieu of each such illegal, invalid or unenforceable provision, there shall be added to the Loan Document affected, a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid and unenforceable provision as may be possible.

     9.8  Time of Essence.  Time is of the essence in the Performance of the
          ---------------
Obligations.

     9.9  Miscellaneous.  All headings are inserted for convenience only and
          -------------
shall not affect any construction or interpretation of the Loan Documents. Unless otherwise indicated, all references in a Loan Document to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Loan Document; the words "herein," "hereof," "hereto,"
                                              ------    ------    ------
"hereunder" and words of similar import refer to the Loan Document as a whole
----------
and not to any particular paragraph, clause or other subdivision; and reference to a numbered or lettered subdivision of an Article or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision. All Schedules and Exhibits referred to in this Agreement are incorporated in this Agreement by reference. Whenever the words "including", "include", or "includes" are used in the Loan Documents, they shall be interpreted in a non-exclusive manner as though the words, "without limitation," immediately followed the same.

     9.10 CHOICE OF LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE
          -------------
LOAN DOCUMENTS AND THE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES.

     9.11 CHOICE OF JURISDICTION; WAIVER OF VENUE.  EACH OF BORROWER AND LENDER:
          ---------------------------------------
(A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE SUBJECT MATTER THEREOF, OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, AND THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT LENDER'S ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH OF BORROWER AND LENDER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTION IN ANY OTHER FORUM.

     9.12 WAIVER OF JURY TRIAL.  LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT
          --------------------
ANY CONTROVERSY WHICH MAY ARISE UNDER ANY LOAN DOCUMENT WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES; AND THEREFORE, THEY AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED BY A JUDGE SITTING WITHOUT A JURY, AND KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY SUCH PROCEEDING.

     9.13 INDUCEMENT TO LENDER.  ALL OF THE PROVISIONS SET FORTH IN THIS
          --------------------
PARAGRAPH ARE A MATERIAL INDUCEMENT FOR LENDER'S MAKING ADVANCES TO BORROWER.

                                                            (BORROWER'S INITIALS
                                                         RE:  9.10 - 9.13 _____)

     9.14 Compliance With Applicable Usury Law.  It is the intent of the
          ------------------------------------
parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provisions to the contrary in the Loan Documents, in no event shall the Loan Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

     9.15 USE OF LENDER'S NAME.  EXCEPT AS REQUIRED BY LAW AND FOR FILINGS
          --------------------
MADE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY STOCK EXCHANGE ON WHICH BORROWER'S STOCK IS TRADED, ANY REGULATORY AGENCY HAVING JURISDICTION OVER BORROWER OR ANY OF THE TIME-SHARE PROJECTS, OR WITH RESPECT TO FILINGS REQUIRED TO BE MADE IN THE LAND RECORDS APPLICABLE TO ANY OF THE TIME-SHARE PROJECTS, BORROWER WILL NOT, AT ANY TIME, USE THE NAME OF OR MAKE REFERENCE TO LENDER WITH RESPECT TO THE TIME-SHARE

PROJECT, THE SALE OF TIME-SHARE INTERESTS OR OTHERWISE, WITHOUT THE EXPRESS WRITTEN CONSENT OF LENDER.

          9.16  NO JOINT VENTURE.  THE RELATIONSHIP OF BORROWER AND LENDER IS
                ----------------
THAT OF DEBTOR AND CREDITOR, AND IT IS NOT THE INTENTION OF EITHER OF SUCH PARTIES BY THIS OR ANY OTHER INVENTORY BEING EXECUTED IN CONNECTION WITH THE INVENTORY LOAN TO ESTABLISH A PARTNERSHIP, AND THE PARTIES HERETO SHALL NOT UNDER ANY CIRCUMSTANCES BE CONSTRUED TO BE PARTNERS OR JOINT VENTURERS.

          9.17  Standards Applied to Lender's Actions.  Unless otherwise
                -------------------------------------
specifically stipulated elsewhere in the Loan Documents, if a matter is left in the Loan Documents to the decision, requirement, request, determination, judgment, opinion, approval, consent, satisfaction, acceptance, agreement, option or discretion of Lender, its employees, Lender's counsel or any agent for or contractor of Lender, such action shall be deemed to be exercisable by Lender or such other person in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, "option" and "discretion" shall be implied by use
                              ------       ----------
of the words "if" or "may."
              --      ---

          9.18  Participations.  Lender shall have the right without the consent
                --------------
of or notice to the Borrower to grant participating interests in the Inventory Loan, or to assign all or any portion of Lender's interest in and to the Inventory Loan to any other Person acceptable to Lender, and may disclose to such other Person all information relating to Borrower as Lender may deem appropriate in connection with such sales or assignments, provided that Lender shall obtain from the Person receiving any such information an agreement to be bound by and abide with such confidentiality provisions as are then binding upon Lender. The foregoing notwithstanding, in the event Lender sells participating interests in the Inventory Loan to any other Persons, Lender shall continue to serve as the lender with responsibility for administration of the Inventory Loan, shall continue to be the notice party for purposes of the giving of notices by Borrower, and shall be responsible for disseminating financial and other information received from Borrower to each participating lender.

          9.19  Scope of Reimbursable Attorney's Fees.  As used in the Loan
                -------------------------------------
Documents, the term "attorneys' fees" includes the reasonable fees of attorneys
                     ---------------
licensed to practice law in any jurisdiction, law clerks, paralegals, investigators and others not admitted to the bar but performing services under the supervision of a licensed attorney, and the expenses (including, without limitation, normal and customary charges for telecopy and photocopy services and clerical overtime) incurred by them in the performance of their services. As used in the Loan Documents, attorneys' fees incurred by Lender in the enforcement of any remedy or covenant include, without limitation, attorneys' fees incurred in any foreclosure of the Security Documents, in protecting or sustaining the lien or priority of the Collateral, or in any proceeding arising from or connected with any such matter, including any bankruptcy, receivership, injunction or other similar proceeding, or any appeal from or petition for review of any such matter, and with or without litigation.

          9.20  Publicity.  Lender is hereby authorized to cause a tombstone to
                ---------
be published announcing the consummation of this transaction and the aggregate amount thereof. Borrower consents to such advertising and authorizes Lender to use Borrower's name, logo, insignia, descriptive art work, trade name, trademark, or other similar material, whether or not protected by copyright (or otherwise), in any such advertisement. The foregoing notwithstanding, Lender shall not issue any press releases concerning this transaction without Primary Borrower's prior written approval as to the content of such releases, which approval shall not be unreasonably withheld or conditioned, or unduly delayed.

          9.21  Permitted Contests.  Notwithstanding anything in the Loan
                ------------------
Documents to the contrary, after prior written notice to Lender, Borrower at its expense may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount or validity of any tax, Imposition, Legal Requirement or any monetary lien on the Collateral, so long as: (a) in the case of an unpaid Imposition or lien, such proceedings suspend the collection thereof from Borrower and the Collateral, and shall not interfere with the payment of any monies due under the Collateral in accordance with the terms of the Security Documents; (b) none of the Collateral is, in the judgment of Lender, in any imminent danger of being sold, forfeited or lost; (c) in the case of a Legal Requirement, neither Borrower nor Lender is in any danger of any civil or criminal liability for failure to comply therewith; and (d) Borrower has furnished such security, if any, as may be required in the proceedings or as Lender reasonably requests up to one hundred twenty-five percent (125%) of the amount in controversy.

          9.22  Reliance.  Lender's examination, inspection, or receipt of
                --------
information pertaining to Borrower, the Collateral or any Project shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in the Loan Documents.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective name, personally or by their duly authorized representatives as of March ___, 2000.

PRIMARY BORROWER             SUNTERRA CORPORATION, a Maryland corporation


                             By:  /s/ Carol W. Sullivan
                                ------------------------------------------
                               Name:  Carol W. Sullivan
                                    --------------------------------------
                               Title: Senior Vice President
                                     -------------------------------------

                             Primary Borrower's Notice Address
                               and Telecopy Number:

                             ---------------------------------------------

                             ---------------------------------------------
                             Attention:    General Counsel
                             Telecopy No.:  (407)   532-1075

                             with a copy to:

                             SUNTERRA CORPORATION
                             9921 Covington Cross Drive, suite 105
                             Las Vegas, Nevada  89134
                             Attention:  Ms. Carol Sullivan

                             with a further copy to:

                             SCHREEDER, WHEELER & FLINT, LLP
                             Candler Building, 16th Floor
                             127 Peachtree Street, N.E.
                             Atlanta, Georgia  30303-1845
                             Attention:  Leo Rose III, Esq.

SUBSIDIARY BORROWERS         ALL SEASONS RESORTS, INC., an Arizona corporation

                             By:  /s/ Carol W. Sullivan
                                ------------------------------------------
                               Name:  Carol W. Sullivan
                                    --------------------------------------
                               Title: Assistant Treasurer
                                     -------------------------------------


                             POWHATAN ASSOCIATES, a Virginia joint venture


                             By: PLANTATION RESORT GROUP, INC., a Virginia corporation, Its Joint Venturer

                             By:  /s/ Carol W. Sullivan
                                ------------------------------------------
                               Name:  Carol W. Sullivan
                                    --------------------------------------
                               Title: Assistant Treasurer
                                     -------------------------------------

                             By: WILLIAMSBURG VACATIONS, INC., a Virginia
                                   corporation, its Joint Venturer

                             By:  /s/ Carol W. Sullivan
                                ------------------------------------------
                               Name:  Carol W. Sullivan
                                    --------------------------------------
                               Title: Assistant Treasurer
                                     -------------------------------------

                             GREENSPRINGS ASSOCIATES, a Virginia joint venture

                             By:  PLANTATION RESORT GROUP, INC., a Virginia
                                    corporation, Its Joint Venturer

                             By:  /s/ Carol W. Sullivan
                                ------------------------------------------
                               Name:  Carol W. Sullivan
                                    --------------------------------------
                               Title: Assistant Treasurer
                                     -------------------------------------


                             By:  GREENSPRINGS PLANTATION RESORTS, INC., a
                                    Virginia Corporation, its Joint Venturer

                             By:  /s/ Carol W. Sullivan
                                ------------------------------------------
                               Name:  Carol W. Sullivan
                                    --------------------------------------
                               Title: Assistant Treasurer
                                     -------------------------------------


                             MMG DEVELOPMENT CORP., a Florida corporation


                             By:  /s/ Carol W. Sullivan
                                ------------------------------------------
                               Name:  Carol W. Sullivan
                                    --------------------------------------
                               Title: Assistant Treasurer
                                     -------------------------------------



                             Subsidiary Borrowers' Notice Address and
                               Telecopy Number:

                             c/o Sunterra Corporation

                             ---------------------------------------------

                             ---------------------------------------------

                             Attn.:
                                   ---------------------------------------
                             Telecopy:
                                      ------------------------------------

LENDER                       FINOVA CAPITAL CORPORATION, a Delaware corporation


                             By:
                                ------------------------------------------
                               Name:
                                    --------------------------------------
                               Title:
                                     -------------------------------------

                             Lender's Notice Address and Telecopy Number:

                             FINOVA Capital Corporation
                             4800 North Scottsdale Road
                             Scottsdale,  Arizona  85251-7623
                             Attn.:  Vice President-Resort Finance
                             Telecopy:  (480) 636-6443

                             with a copy to:

                             FINOVA Capital Corporation
                             4800 North Scottsdale Road
                             Scottsdale,  Arizona  85251-7623
                             Attn.:  Vice President-Group Counsel
                             Telecopy:  (480) 636-6444

                          SCHEDULE OF ADDITIONAL TERMS

          S.1 This Schedule has been incorporated by reference into and form a part of that Amended and Restated Master Loan and Security Agreement dated as of March __, 2000, between FINOVA Capital Corporation as "Lender" and Sunterra Corporation as the "Primary Borrower," and the Subsidiary Borrowers party thereto.

          S.2 To the extent of any inconsistency between this Schedule and the other provisions of the provisions of the Loan and Security Agreement, the provisions of this Schedule shall prevail.

          S.3 The provisions of the Loan and Security Agreement are supplemented as follows (paragraph references are references to paragraphs of the Loan and Security Agreement) which are intended to be supplemented by the following provisions:

               (a) (P)1. Basic Interest Rate: four and one-half percent (4.50%) per annum in excess of the LIBO Rate or the LIBO Adjusted Rate, as applicable, fluctuating monthly on the first Business Day of each calendar month based upon the LIBO Rate or the LIBO Adjusted Rate, as applicable, in effect on such date, provided, however, that in no event shall the Basic Interest Rate exceed the maximum contract rate of interest permitted by the Applicable Usury Law.

               (b) (P)1. Default Rate: two percent (2%) above the Basic Interest Rate or the maximum contract rate permitted under the applicable usury law, whichever is less.

               (c)  (P)1.  [Intentionally not used.]

               (d) (P)1. Maximum Inventory Loan Amount: (I) from the Effective Date through and including December 28, 2000 - Seventy Five Million Dollars ($75,000,000); (II) from December 29, 2000, through and including June 28, 2001 - Sixty Million Dollars ($60,000,000); (III) from June 29, 2001 through and including September 30, 2001 - Thirty Million Dollars ($30,000,000); and (IV) on October 1, 2001 $- 0.

               (e)  (P)1.  [Intentionally not used.]

               (f)  (P)1.  Original Borrowing Term Expiration Date:
                    September 30, 2001.

               (g)  (P)1.  Loan Fee:  Two Hundred Fifty Thousand Dollars
                    ($250,000).

               (h)  (P)1.  Maturity Date:  October 1, 2001.

               (i)  (P)1.  [Intentionally not used.]

               (j)  (P)1.  Required Closing Date.  March 15, 2000.

               (k) (P)1. Initial Time-Share Projects: Powhatan Plantation, Williamsburg, Virginia; Greensprings Plantation, Williamsburg, Virginia; Scottsdale Villa Mirage, Scottsdale, Arizona; Villas at Santa Fe, Santa Fe, New Mexico; Coral Sands, Miami Beach; The Savoy, Miami Beach; San Luis Bay, Avila Beach, California; The Village at Steamboat, Steamboat Springs, Colorado; Gatlinburg Town Square, Gatlinburg, Tennessee; Sedona Summit, Sedona, Arizona; and The Breckenridge, Breckenridge, Colorado.

               (l) (P)2.9(a). Payment of Loan Fee: The Loan Fee shall be payable in full on the Closing Date. Any remaining portion of Borrower's $250,000 good faith deposit that was delivered to Lender in connection with Primary Borrower's acceptance of Lender's Proposal Letter dated March 3, 2000, after the payment of Lender's costs and expenses, shall be applied toward the Loan Fee.

               (m) (P)4.5. Minimum Advance Amount: Five Hundred Thousand Dollars ($500,000).


               (n) (P)4.5. Maximum Advance Frequency: twice per calendar month with a Five Hundred Dollar ($500) charge being imposed in connection with the second Advance in any one (1) calendar month. Lender shall have the right to withhold the amount of such charge from such Advance.

               (o)  (P)4.6.  Wire Transfer Fee:  Twenty-Five Dollars ($25.00).


               (p)  (P)5.1, 6.1.  Borrower's Type of Business Organization:
                       Primary Borrower - corporation
                         All Seasons Resorts, Inc. - corporation
                         Powhatan Associates - a joint venture
                         Greensprings Associates - a joint venture
                         MMG Development - corporation.

               (q)  (P)5.1, 6.1.  Borrower's State of Organization:
                       Primary Borrower - Maryland
                         All Seasons Resorts, Inc.- Arizona
                         Powhatan Associates - Virginia
                         Greensprings Associates - Virginia
                         MMG Development - Florida

               (r) (P)5.3. Borrower's Principal Place of Business: 1781 Park Center Drive, Orlando, Florida 32825.


               (s) (P)5.3. Borrower's Chief Executive Office: 1781 Park Center Drive, Orlando, Florida 32825

               (t)   (P)5.9  Jurisdiction Where Sales and/or Offers to Sell Have
                     Occurred: See Exhibit 5.9 attached hereto.


          S.4 In addition to the other representations, warranties and covenants of Borrower set forth in the Loan and Security Agreement, Borrower represents, warrants and covenants that each Borrowing Base Report shall be signed by Primary Borrower and the applicable Subsidiary Borrower (if any) and shall contain a representation and warranty of each such Person that all of the information contained therein (including, but not limited to, the sales of Time-Share Interests reported therein, and the Retail Value with respect to the Eligible Completed Project Inventory located at the applicable Time-Share Project) are true, complete and accurate in all material respects. Lender shall be entitled to request copies of sales contracts to provide substantiation as to the actual sales prices of those items of Completed Project Inventory sold by Borrower and requested to be released from the lien of Lender's Mortgage.

                                   EXHIBIT A

               CONDITIONS OF ELIGIBLE COMPLETED PROJECT INVENTORY


     (a) The applicable Time-Share Project in which such Inventory exists is located in the United States.

     (b) The applicable Time-Share Project is owned one hundred percent (100%) either by Primary Borrower or by an Affiliate of Primary Borrower which joins in the Loan and Security Agreement as a Subsidiary Borrower thereunder.

     (c) The Time-Share Association established in connection with the applicable Time-Share Project must be in stable financial condition, as demonstrated to Lender's satisfaction. Prior to a given Time-Share Project being approved for the contribution of Eligible Completed Project Inventory to the applicable Borrowing Base, Borrower shall have provided to Lender, and Lender shall have reviewed and found satisfactory, the following information relative to the applicable Time-Share Association:

          (1)  Most recent audited financial statement;
          (2) A current statement of the replacement fund balance maintained by such Time-Share Association;
          (3) A current statement of the operating fund balance maintained by such Time-Share Association;
          (4) A description of the extent to which such Time-Share Association is entitled to any continuing subsidy from the developer of the applicable Time-Share Project, together with a statement of the extent to which such Time-Share Association has utilized such subsidy during the past three (3) fiscal years;
          (5) A description of the annual dues paid by owners of Time-Share Interests in such Time-Share Project, broken down to the type of Unit involved; and
          (6) An identification of the Time-Share Manager applicable to such Time-Share Project, together with such additional information concerning the Time-Share Manager as Lender may request (including without limitation, if such Time-Share Manager is not an Affiliate of Primary Borrower, financial statements for such Time-Share Manager and a description of such Person's experience and qualifications for management of the Time-Share Association).

     (d) With respect to each Time-Share Project, evidence that the Unit(s) in which the Time-Share Interest(s) are owned and the amenities that have been promised to the Purchasers (and to prospective purchasers) have been completed (taking into account the dates upon which any such amenities have been promised to Purchasers, such that a Time-Share Project shall not be deemed ineligible hereunder due to the fact that certain amenities have not yet been completed unless the time by which those amenities were to have been completed, as represented to the Purchasers, has passed), fully furnished and approved and ready for occupancy and the furnishings in those Units are free of any lien except for the Permitted Encumbrances; no Unit or other part of the common areas of the Time-Share Project is subject to partition; and the time-share use of the Units and amenities conform to all applicable restrictions and laws, necessary approvals having been obtained.

     (e) With respect to each Time-Share Project, Borrower shall have provided to Lender, and Lender shall have reviewed and found satisfactory, the following information concerning such project and the unsold Time-Share Interests which are proposed to become Eligible Completed Project Inventory:

          (1)  Location of the project;
          (2)  Site plan for the project;
          (3)  Total number of Units planned for the project;
          (4)  Number of Units then completed;
          (5)  Number of Units presently under construction;
          (6) A description of the total amenities which are planned to be included in such project, together with a description of whether such amenities have been constructed and, if such amenities have not yet been constructed, a time-line describing the periods remaining to completion; and
          (7) A description of the complete amenity package which is to be presented to prospective purchasers of the Time-Share Interests.

     (f) With respect to each Time-Share Project, a description of the following matters relative to such project's marketing and sales history:

          (1) The month and year in which sales of Time-Share Interests commenced;
          (2) Location of the sales and marketing center for such Time-Share Project;
          (3) A table depicting, for each Time-Share Project, the various sources of tours generated during the prior twelve months as a percentage of total tours generated; and
          (4) A table describing the annual sales since the sale of Time-Share Interests commenced, broken down by the number of Time-Share Interests sold per year and the average sales price per year for such Time-Share Interests.

     (g) With respect to those specific unsold Time-Share Interests which are to become Eligible Completed Project Inventory, Borrower shall have provided to Lender, and Lender shall have reviewed and found satisfactory, the following information:

          (1)  Total number of Units in the applicable Time-Share Project; and
          (2) A report detailing the unsold number of Time-Share Interests, categorized by type of Unit involved, price for each Time-Share Interest, the total Retail Value of all such unsold Time-Share Interests, and the average price at which all unsold Time-Share Interests are offered for sale.

     (h) Lender shall have a valid, direct and perfected first lien/security interest in the Completed Project Inventory and the proceeds thereof.

     (i) In the event that any Time-Share Project which Borrowers propose to qualify for the contribution of Eligible Completed Project Inventory hereunder includes unsold Time-Share Units which are valued and sold on a points basis (which program Primary Borrower currently refers to as "Club Sunterra"), such points must continue to qualify as "Time-Share Interests" as defined herein, and Lender must be satisfied with the systems and procedures by which Borrowers (1) assure that points sold are adequately supported by available and completed Units and unsold Time-Share Interest and (2) calculate the number of points to be assigned to each unsold Time-Share Interest contributed as Eligible Completed Project Inventory hereunder. In the event Borrowers' systems and procedures are not satisfactory to Lender, Lender reserves the right, in its discretion, to require a quarterly third party audit, to be conducted at Borrowers' expense, to assure that all points sold and credited to purchasers are adequately supported by completed Units and unsold Time-Share Interests therein; provided, however,
                                                            --------  -------
that for so long as no Event of Default exists and is continuing, in no event shall the total expense of such quarterly audits which Borrower is required to bear exceed $7,500 during any calendar quarter.

                                   EXHIBIT B

                         FORM OF BORROWING BASE REPORT

                                   EXHIBIT C

                             BORROWER'S CERTIFICATE


     [Borrower Name], [Type of Borrower Entity] ("Borrower") hereby certifies to
                                                  --------
FINOVA CAPITAL CORPORATION ("Lender") that the Inventory described in Schedule A
                             ------                                   ----------
attached hereto and by this reference incorporated herein qualifies as Eligible Inventory.

     Except as otherwise defined herein or the context otherwise requires, all capitalized terms used herein have the meaning given to them in the Loan and Security Agreement between Borrower and Lender dated as of [Month Day,][Year], as it may be from time to time renewed, amended, replaced or restated.

       DATED:  ____________, ______.

       BORROWER:                     [Borrower Name], [Type of Borrower Entity]


                                     By:
                                        ---------------------------------------
                                        Type/Print Name:
                                                        -----------------------
                                        Title:
                                              ---------------------------------

                                   EXHIBIT E

                             ADDITIONAL CONDITIONS
                           TO INVENTORY LOAN ADVANCES


     (a) a completed and executed "Request for Inventory Loan Advance and Certification," in form and substance identical to Exhibit E-1.
                                                   -----------

     (b) a Mortgage in recordable form and otherwise in form and substance satisfactory to Lender, properly completed, executed and acknowledged (with respect to any Inventory not previously encumbered).

     (c) with respect to any Completed Project Inventory, if not previously furnished, evidence satisfactory to Lender that: (i) all Time-Share Interests which are the subject of the Completed Project Inventory covered by item (b) above have all necessary and promised on-site and off-site improvements thereto (taking into account the dates upon which any such improvements have been promised to Purchasers, such that this condition shall be deemed satisfied unless the time by which those improvements were to have been completed, as represented to the Purchasers, has passed) and necessary and promised utilities are available; (ii) all Units and amenities which are to be available to Purchasers obligated on the Completed Project Inventory covered by item (b) above have been completed in accordance with all applicable building codes and are fully furnished, necessarily equipped and will be available for use by Purchasers without disturbance or termination of their use rights so long as they are not in default of their obligations owed to the applicable Time-Share Association, or to any Borrower with respect to financing owed by such Purchaser to Borrower incurred in connection with the purchase of such Purchaser's Time-Share Interest; and (iii) all furnishings in the Units and amenities are owned either by the Purchasers directly or by an owners' association or associations in which the Purchasers are members, free of charges, liens and security interests other than the Permitted Encumbrances.

     (d) a Title Policy with respect to each Mortgage covered by item (b) above.

     (e) with respect to any Completed Project Inventory, if requested by Lender following a material change of circumstances or not more often than annually at Lender's discretion, an opinion from independent counsel to Borrower satisfactory to Lender with respect to the continued compliance of any Time-Share Project and such other matters as Lender shall reasonably require.

     (f) if requested by Lender, such other items which are reasonably necessary to evaluate the request for the Inventory Loan Advance and the satisfaction of the conditions precedent thereto.

                                  EXHIBIT E-1

                       REQUEST FOR INVENTORY LOAN ADVANCE
                               AND CERTIFICATION


       The undersigned ("Borrower") requests FINOVA CAPITAL CORPORATION
                         --------
("Lender") to make a Inventory Loan Advance in the sum of
  ------
_____________________________ ______________ UNITED STATES DOLLARS (U.S.
$_____________) upon receipt hereof, pursuant to the Amended and Restated Master Loan and Security Agreement between such parties dated as of [Month Day,][Year] (with any amendments, "Agreement").
                       ---------

       Borrower hereby certifies to Lender that (i) the Retail Value of all Eligible Completed Project Inventory pledged to Lender is not less than $_______________; (ii) Borrower's acquisition costs incurred to date with respect to all Land Inventory which has been encumbered in favor of Lender is not less than $_________________; (iii) Borrower's development costs incurred to date with respect to all Project Inventory Under Construction which has been encumbered in favor of Lender to date is not less than $_________________; (iv) the Inventory against which the requested disbursement of the Inventory Loan is sought constitutes Eligible Inventory; (v) no material adverse change has occurred in the financial condition or in the business and operations of Borrower since _______________, _____, the date of the last financial statements delivered to Lender; (vi) all representations and warranties contained in the Agreement are true and correct as of the date hereof in all material respects;
(vii) neither an Event of Default nor an Incipient Default exists; and (viii) Borrower has Performed and complied with all agreements, covenants and conditions required by the Agreement to be Performed and complied with prior to or at the date of the requested disbursement of the Inventory Loan.

       Except as otherwise defined herein or the context otherwise requires, all capitalized terms used herein have the meaning given to them in the Agreement.

         DATED:  ________________, ______.

         "BORROWER"                          [Borrower Name],
                                             [Type of Borrower Entity]


                                             By:
                                                -----------------------------
                                             Type/Print Name:
                                                             ----------------
                                             Title:
                                                   --------------------------

                                   EXHIBIT F

                         CONDITIONS OF ELIGIBLE PROJECT
                          INVENTORY UNDER CONSTRUCTION


          (a) The applicable Project shall have obtained all Minimum Required Construction Approvals.

          (b) Borrower shall have provided Lender with a copy of the construction budget and the plans for the Project.

          (c) Borrower shall have provided to Lender copies of the construction contract with the general contractor, the architect, and any engineer.